                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   OCTOBER 1, 2002

                       KID CASTLE EDUCATIONAL CORPORATION
       (Exact name of Registrant as Specified in its Charter Post-merger)

                FLORIDA                      333 -39629                           59 - 2549529
      (State or Other Jurisdiction          (Commission                          (IRS Employer
      of Incorporation pre-merger)          File Number)                 Identification No. pre-merger)

       8TH FLOOR, NO. 98 MIN CHUAN ROAD, HSIEN TIEN, TAIPEI, TAIWAN R.O.C.
                                  (New Address)

Registrant's telephone number, including area code  (011) 886 - 2 - 2218 - 5996

ITEM 1.  CHANGES IN CONTROL OF THE REGISTRANT.

         On October 1, 2002, Kid Castle Educational Corporation (formerly King Ball International Technology Corporation) acquired all of the issued and outstanding stock of Hi Goal Developments Limited, a Cayman Islands company ("Hi Goal") pursuant to an Exchange Agreement dated as of October 1, 2002, by and among Hi Goal, the shareholders of Hi Goal, Kuo-An Wang and Kid Castle (the "Exchange Agreement"). Hi Goal based in the Cayman Islands, is the parent company of Kid Castle Technology Corp. Ltd. (Taiwan) and Kid Castle Educational Software (Shanghai) Corp. Ltd. (China).

         Pursuant to the Exchange Agreement, Hi Goal became a wholly-owned subsidiary of Kid Castle, and in exchange for the Hi Goal shares, Kid Castle issued 11,880,000 shares of its common stock to the shareholders of Hi Goal, representing 80% of Kid Castle's outstanding stock at that time. In connection with the exchange and change in control, the current officers and directors of Kid Castle resigned and the following five persons were appointed as officers and directors: Kuo-An Wang, Director, President and Chief Executive Officer; Yu-En Chui, Director, Chief Financial Officer and Secretary; Suang-Yi Pai, Director; Chin-Chen Huang, Director; and Yu-Fang Lin, Director.

OVERVIEW

         Kid Castle Educational Corporation (together with its operating subsidiaries, "Kid Castle") is a Taiwan based provider of English language instruction and educational services to children for whom Chinese is their primary language. Based on our experience providing English language instruction and educational services to our core K-12 market, we believe we are among the leading providers of such services and products to K-12 students for whom Chinese is their primary language. In 2001, Kid Castle through its franchise and cooperative school operations, provided approximately 450,000 students at over 2,200 locations with English language instruction and other educational services.

         Kid Castle commenced operations in 1986 as an English language school and since that time has expanded its franchise operations to provide bi-lingual Kindergarten instruction, computer training and tutorial services. In September 1999, we began offering a variety of multimedia, educational videos, textbooks, workbooks and educational software authored by us as fully functional stand-alone products or as supplements to our classroom-based and Internet-based instruction. In July 2000, we launched our fully developed Internet-based education program that provides an interactive environment in which K-12 students develop English language and computer skills.

         English is the language of international business and Kid Castle believes that a working knowledge of English has become increasingly important to long-term success throughout the world. Because English is becoming more prevalent around the world, we believe there is growing demand for bi - lingual instruction in Chinese and English throughout a child's educational process. As more parents and students seek such bi - lingual language instruction for educational purposes, we believe that the English language instruction market will experience significant growth. Kid Castle uses a combination of live, personalized instruction, small group classes and interactive computer-based instruction.

         We believe that Kid Castle has become one of the largest and most widely used educational operations in Taiwan. Our operations include over two thousand franchises and cooperative schools (public schools in alliance with Kid Castle) serving more than 500,000 thousand students using Kid Castle's teaching materials. We operate our businesses through the following primary divisions:
Franchise Division, Publishing Division and Internet Division.

KID CASTLE ORGANIZATIONAL CHART
         Figure 1:   [ORGANIZATIONAL CHART]

Franchise Division

         Our classroom-based courses and tutoring services are provided through company-operated locations, cooperating schools and through our independent franchisees. Our franchisees provide Kid Castle courses and tutoring services under the Kid Castle brand name within a specified territory, in accordance with franchise agreements with us. The fees paid to us by our franchisees are comprised of an initial licensing fee for using the Kid Castle brand name, an annual licensing fee, and the purchase of Kid Castle teaching/learning materials. Our franchisees are under exclusive agreements to purchase our course and marketing materials, which they use in conducting and promoting their classes.

         Franchisees must obtain Kid Castle's approval of the location and design of a Kid Castle school and must operate the franchise school in accordance with Kid Castle methods, standards and specifications. The franchisee is required to purchase from Kid Castle all of its instructional materials as well as student explanatory and promotional brochures developed by Kid Castle. Kid Castle specifies requirements for other items necessary for operation of a franchise school, such as computers, instructional materials and furniture.

         Kid Castle actively manages its franchise system. Kid Castle requires franchisees and their employees to attend initial training seminars in franchise school operations and Kid Castle educational programs. Kid Castle also offers franchisees continuing training seminars each year. Franchisee training seminars are designed for each type of school and include: 1) Pre-School English Teaching Seminar; 2) Children English Teaching Seminar; 3) Care-Taking English Teaching Seminar; and 4) English Kindergarten Teaching Seminar. The initial training seminar is designed to familiarize teachers with the Kid Castle teaching methods (Audio-Lingual, Total Physical response and Communicative Language Teaching) and materials as well as incorporate the three Kid Castle teaching methods into the daily teaching plan.

         Kid Castle employs division directors who act as "consultants" to provide assistance to franchisees in technology implementation, business development, marketing, education and operations. These employees also facilitate regular communications between franchisees and Kid Castle.

         Kid Castle believes there is significant potential for additional franchised schools both in Taiwan and China. Kid Castle is actively seeking to expand franchisees in these territories.

         In addition to franchise schools, the Company's operations also includes Cooperating Schools, which are not affiliated with Kid Castle but contract with Kid Castle to use its teaching/learning materials. Unlike the franchisees, the Cooperative Schools are not required to use solely Kid Castle materials and are not required to participate in Kid Castle training seminars.

         The third type of school, cooperating care-taking schools are similar to after-school and care-taking classes that serve children of preschool and elementary school age. These schools are not affiliated with Kid Castle but contract with us to use Kid Castle's materials although on a much smaller scale than the Cooperative Schools.

         Currently, there are approximately 320 Kid Castle franchises, approximately 1300 cooperating schools and about 600 cooperating after-school/caretaking schools. Kid Castle operated locations include Kid Castle Kindergarten, Kid Castle Computer School and Kid Castle Remedial School.

2002 Student Population

         -        Student Population of Kid Castle Franchise Schools: 50,000

         -        Student Population of Cooperating Kindergartens: 200,000

         -        Student Population of Cooperating After-school/Caretaking
                  Schools: 200,000


PUBLISHING DIVISION

         Kid Castle has accumulated years of experience in the education field to carefully develop what we believe to be superior and effective products, with content we believe to be complete in its diversification and innovation. Aside from our traditional, tried-and-true teaching materials, we have also incorporated computer technology into our teaching materials. We have developed Internet, multimedia, audio publications, educational videos/VCD, and a complete series of products for the purpose of educating children. We are also developing interactive education programs to assist in development of the senses that engage the senses of hearing, sight, and touch.

2002 Student Subscribers

         - More than 450,000 subscribers to the Kid Castle Children's English materials and literatures.


INTERNET DIVISION

         Our Internet division combines the English education division, computer education division, pre-schooling division, and multimedia into a complete specialized package. Kid Castle channels these divisions and Internet networking technology, together with animation, entertainment games, and multimedia, to establish a specialized children's education network program. This interactive network includes Kid Castle Internet Education for Children and Kid Castle Internet English Schooling Program which allows K-12 students to choose among a variety of learning methods, programs, and program content. Currently, our Internet products and services are exclusively available to franchisees and cooperating schools through an educational website at no additional charge. We plans to offer this service to the public as a fee based website.

               FRANCHISE, PUBLISHING, INTERNET, ASSIMILATION CYCLE

       Figure 2:

                           [FRANCHISE CYCLE GRAPHIC]



         Although Kid Castle's Franchise, Internet, and Publishing can be and are separate operations, they are also able to support each other.

MARKET OVERVIEW AND STRATEGY

         English is the language of international business and Kid Castle believes that a working knowledge of English has become increasingly important to long-term success throughout the world. Because English is becoming more prevalent around the world, we believe there is growing demand for bi-lingual instruction in Chinese and English throughout a child's educational process. As more parents and students seek such bi-lingual language instruction for educational purposes, we believe that the English language instruction market will experience significant growth.

TAIWAN MARKET OVERVIEW

         Our target market in Taiwan consists of all elementary and pre-school age children. According to a study by the Taiwan Department of Education, approximately 53.8% of elementary school students receiving extra-curricular tutoring. In other words, one out of every two students is being tutored in some form of class or institution outside of their regular schooling. There also has been an aggressive effort to provide English education programs with particular emphasis on fifth and sixth graders. We believe such programs can benefit all children from pre-school through elementary school age. We offer a series of programs and products that we believe are well-suited to meet the English instruction and education needs of these pre-school and elementary age children in the market segments briefly described below.

ANALYSIS OF ELEMENTARY AND PRE-SCHOOL MARKET

Preschool Educational Market

         There are approximately 1.42 million 2 to 6 years olds in Taiwan of which 60 percent are pre-schoolers (about 850,000). We estimate that of that number approximately 1 million students (about 70 percent of which are 2 to 6 year olds), comprise the pre-school English learning materials market.

Elementary School English Language Materials

         The Taiwan Department of Education has issued a directive that from the 2001 academic year onward, computer skills and English must be incorporated into the school curriculum for all students in third grade and above. As a result, we believe that nearly 1.87 million students will require English language materials for remedial purposes. Taiwan's schools have little experience in the new curriculums, materials and a lack of qualified teachers.

Elementary Remedial Education

         We believe that children's remedial education will move in the direction of diversification of products, increased dissemination of information, and complementing of the school curriculum with English and computer skills. We estimate that approximately 50% of the 1.93 million 7 to 12 year old elementary students will participate in remedial courses.

CHINA MARKET OVERVIEW

         According to the 2001 market survey by the National Bureau of Statistics of China, the kindergarten education market is comprised of 53 million children, 140 million elementary students for the after-school tutoring market, and approximately 200 million students in the English language education market.

         Yet, despite such a large market and business opportunity, it is still difficult to be established in the market. Foreign companies have difficulties operating in China due to differences in cultural background and educational methods. We believe that a Taiwan based company is an ideal candidate to operate in China because of similarities in culture, educational methods and expectations.

         In the past ten years, China has seen an impressive double-digit economic growth percentage. With this economic growth, consumers have greatly increased their expenditures. And with the government motto of "children are our treasure," parents are heavily investing in their children's education whether these investments are putting their children into premium kindergartens, enrolling them into after-school tutoring institutions to improve on their English language skills and/or providing computers and other educational technologies. A large portion of the parent's investment is to place their children into a prominent school and an internationally recognized university so that they may become leaders of the society.

Remedial English Education

         Government-sponsored kindergartens mediocre teaching materials and methods are not able to satisfy the demanding needs of parents searching for high quality specifications. At the same time, Chinese society has begun to demand that the kindergarten curriculum be taught in English and Chinese. At 53 million pre-schoolers, we believe the current size of China's pre-school education market is still only at its nascent stages.

         According to the 2001 Ministry of Education P.R.C. Report beginning in 2002, China is aggressively incorporating English into their elementary school curriculum. The mentality of "English language is a necessity to function with the world" is being embedded in the minds and hearts of every household and coincides with other events that we believe will transform Chinese elementary education:

                  1. Because China is the host of the 2008 Olympics, its government is beginning to initiate radical changes in the education curriculum.

                  2. As a result of its entrance into the WTO, China is moving to internationalize their education systems. Learning the English language is a logical process.

                  3. Many college graduates leave China to continue their academic careers in foreign countries where fluency in the English language is a necessity.

                  4. China's economy has become a target of foreign industries as a developing environment. The benefits of working in an international company entice parents to have their children acquire strong English skills so they may be able to enter the new international environment.

                  5. China, in the long term, has planned to diversify their enterprise and government agencies to a more international orientation. Many people have sought to learn English in order to raise their value in the competitive job market.

Privately Operated Elementary School Market

         The Chinese government has recently been encouraging development of privately operated elementary schools (Department of Education issuance of "Community Development Ordinance" in October 1997). The government has also launched a China/Foreign education co-operative operation (Government Education Commission statement "Provisional China/Foreign Cooperation Regulation.") with the plan to raise the level of its own educational systems by using foreign know-how and resources. We believe this type of government policy will greatly expand the Private Elementary School Market and create impressive market potential.

Technology Advancements

         China currently has 120 million cable subscribers (Ministry of Information Industry P.R.C.). This set-up has allowed the government to connect the people with up-to-date information. The government has already begun a cable/optics and networking system that would expedite the exchange of information quicker and more reliably (Id.). With such technology and the increasing value of Internet-based education, we believe the Children's Internet-Based Education Market will have the technology and the demand to experience significant growth.

CHINA'S DAILY SPENDING ABILITY:

         The following table is the economic growth rate from 1992 to 1998 for the selected countries. From the table, it is apparent that China is the major growth center with the yearly growth percentage nearing double digits. We believe this economic growth can and will translate to an increase in consumer spending in the English language learning market.

             MAJOR COUNTRIES' ECONOMIC GROWTH PERCENTAGE (1996-2001)

Figure 3:

Since 1996 to 2001, China has been consistently growing at an average of
8.1 percentage while the US had an average gain of 3.61 percent and Hong Kong with 2.98 percent. (Directorate-General of Budget, Accounting, and Statistics Executive Yuan the Republic of China Report 2001.

Country                1996          1997          1998          1999           2000          2001
-------                ----          ----          ----          ----           ----          ----
Mainland China         9.6           8.8           7.8           7.1            8.0           7.3
U.S.A.                 3.6           4.4           4.4           4.1            4.1           1.1
Japan                  3.5           1.8          -1.1           0.8            1.5          -0.4
Germany                0.8           1.4           2.0           1.8            3.0           0.8
Hong Kong              4.5           5.5          -5.3           3.0           10.5          -0.3
Singapore              7.6           8.5           0.1           5.9            9.9          -2.2
Korea                  6.7           5.0          -6.7          10.7            8.8           4.1
Malaysia               8.6           7.3          -7.4           6.1            8.3          -0.4
Thailand               5.9          -1.4         -10.8           4.2            4.4           1.0
Taiwan                 6.1           6.7           4.6           5.4            6.0          -2.1

ENTRANCE TO CHINA'S MARKET

         Kid Castle Technology Corp. Ltd. ("Kid Castle Taiwan"), is the base for Kid Castle's global operations and will be the center of research and development for expansion of its operations into China. We have been very enthusiastic concerning the potential of China's children education market and we believe have made the necessary preparation to penetrate the market. During the past two years, Kid Castle invested retained earnings of over 80 million NTD (approximately 2.2 million USD) in research and development of educational and Internet materials in preparation for penetration of the Chinese children education market. In November 2001, Kid Castle opened a company operated kindergarten and five franchise remedial schools in Shanghai.

COMPETITION

         The English language instruction and educational services industry is highly fragmented, varying significantly among different geographic locations and types of consumers. Our ability to compete depends on our ability to improve existing or create new English language learning materials and courses to distinguish Kid Castle from its competitors. Other providers of English language instruction include individual tutors, small language schools operated by individuals and public institutions, and franchisees or branches of large language instruction companies, some of which operate internationally. The smaller operations typically offer large group instruction and self-teaching materials for home study, while some larger competitors concentrate on the higher-priced, business-oriented segment of the English language instruction market by offering programs of intensive and individualized instruction. As the demand for English language skills rises due to the evolution of the information-based global economy, competing English language instruction and materials providers are likely to try to strengthen their positions in the market by expanding their operations, pursuing strategic alliances and acquiring small competitors. This increasing competition may adversely affect our ability to grow our English language instruction business and may also adversely affect our profitability. Additional competitive pressures exist specifically in Taiwan due to the saturation of the market for English language instruction and materials providers in that country.

Taiwan

             SIMILAR CHILDREN FRANCHISE EDUCATION COMPANY COMPARISON

Figure 4:

      ITEM             KID CASTLE                HESS              SESAME STREET               JIA YIN
      ----             ----------                ----              -------------               -------
Chain Franchise        320                       200                    160                    138
    Schools

The above figures are from the annual Republic of China Franchise Committee held on April 2000.

 TAIWAN DEPARTMENT OF EDUCATION REVIEW RESULTS FOR EDUCATIONAL SCHOOL
                               CHAIN FRANCHISES:

Kid Castle is the only Institution to be approved by all six counties and cities in Taiwan as an institution with superior quality and service (The Republic of China - Ministry of Education). Figure 5:

         Region                Kid Castle                Hess                 Jia Yin              Sesame Street
         ------                ----------                ----                 -------              -------------
      Taipei City                  O                      O                      O                      N/A
     Taipei County                 O                      O                      O                      N/A
    Tao Yung County                O                      O                      O                      N/A
    Taichung County                O                      X                      X                      N/A
    Kaoshung County                O                      O                      O                      N/A
     Tainan County                 O                      O                      O                      N/A

O : Approved by the County Education Department.

X : Not-Approved by the County Education Department.

N/A: The Franchise Operation did not submit materials to the Education Department for review.



China

Figure 6:

COMPANY NAME                           CURRENT COMPETITION
------------                           -------------------

Cambridge                      Youth School Operation of children/teenager
                               English learning and not present in the
                               kindergarten market. Although charges a
                               moderate tuition, they are unable to provide
                               sophisticated teaching programs, reliance on
                               examinations, insufficient experience in
                               English conversation, established early
                               therefore more known.

Education                      First Began its development in Shanghai in
                               1997. Catered to adults and ages 7-14 but has
                               no kindergarten schools. High entrance fee into
                               franchise. Have not been established enough to
                               be well known. High tuition costs.

G-TELP Entered the China market in 1993. Direct sale of books as core operation. Respectable in its industry. Has just recently been expanding towards the English education school market.

Figure 6:

COMPANY NAME                           CURRENT COMPETITION
------------                           -------------------
Shane                          Education Entered the Shanghai market in 2000.
                               Caters more to adult education and leans
                               towards England-styled English. Higher tuition.
                               Operation limited to Shanghai region.

Jia                            Yin Entered into China market in recent years.
                               Teaching materials as their core operation. Has already expanded two operations of franchise schools in Cheng Duo.


                         STRENGTH                                                  OPPORTUNITY
                         --------                                                  -----------
1.    Kid Castle, with its specialist experience and a          1.       There are 35.48 million students with 23.26
      full force of services to enter China's market and                 million kindergartners in China.  We believe this
      cultivate qualified local instructors for regional                 great source of demand creates impressive
      services.                                                          potentials.

2.    Kid Castle has a wide variety of products to meet         2.       Because of the Olympics, the government is
      the diversified needs of customers.  Ability to                    aggressively pushing for the assimilation of the
      cater the right product to the right people.                       English language.  This government action creates
                                                                         and awareness and importance to the people.

3.    Kid Castle teaching materials are researched and          3.       Currently there is a vacuum for progress in China.
      developed by specialists that understand the                       Similar to the rapid growth rate in Taiwan 10 years ago,
      domestic market and cultural behavior                              except China's growth is much more rapid.
      thus much more suitablyqualified than foreign
      operation for the  Chinese market.

4.    Has complete knowledge and strategy of the                4.       China's entrance to the WTO will bring more
      market.  Has begun penetrating the China market.                   foreign businesses into the Mainland.  These
                                                                         surge of international companies will create a
                                                                         greater need for the English language.

5.    Has already established a successful operation in         5.       Same language and similar culture create fewer
      Taiwan unlike other foreign operations that have                   differences allowing Taiwanese to enter the China
      little experience in dealing with local culture and                market with fewer adjustments.
         mind-set.

6. Can transfer its proven experience in Taiwan to manage the Kindergarten operation in China.

                         WEAKNESS                                                     THREAT
                         --------                                                     ------
1.    Because of the strong relationships between          1.      There are instabilities and inconsistencies in
      government and local business, there may be some             interpreting China's regulations and laws, thus
      degree of difficulties for a Taiwanese business to           this creates certain investment risks.
      enter the China market.

                         STRENGTH                                                  OPPORTUNITY
                         --------                                                  -----------
2.    There may be different regulations for local         2.      International businesses have already set
      business and for foreign business.                           China as the target zone.  The WTO entrance will
                                                                   bring numerous competitors to China.

                                                           3.      Similar businesses in Taiwan are rapidly
                                                                   entering China's market.

SALES AND MARKETING

         The majority of the parents of our students choose our education programs and materials based on the recommendations of other parents and teachers. We also build awareness of our brand and promote our products through our franchisees and relationships with the cooperating schools. We also maintain an internal sales force and engage in some international, national and local advertising.

         We engage in a broad range of activities to inform potential students and franchisees about our teaching/learning model and the programs offered. These activities include print and broadcast advertising, and direct sale at targeted demographics. A substantial portion of new students and franchisees are referred by parents of students, and current franchisees and current users of our published materials.

         Advertising is centrally monitored and is directed primarily at local markets in which a kindergarten is located. We approve and monitor all advertising. In addition, all responses are analyzed to provide data for future marketing efforts.

         We market our programs and products primarily through advertising and direct mail. Marketing activity is primarily directed at parents of potential students. All marketing activity is tracked to measure effectiveness and to provide information for future activities.

         Individual franchisees have their own marketing methodologies for students, yet we monitor and provide general marketing strategies to help these franchisees. Policies and standards and procedures for new franchisees and cooperating schools are established centrally, but are implemented at the local level through an employee in the marketing department.

         Cooperating Schools also create more exposure for Kid Castle. By having these schools use our teaching/learning materials, parents and children will be more exposed to the Kid Castle brand name as well as the after school education that we provide through our care-taking schools.

STRATEGY

         Our on-going goal is to provide children's education through innovative learning materials by focusing heavily upon research and development to produce innovative materials for children's learning improvement. We aim our business towards providing learning materials for K-12 students and Kid Castle franchises. Our website (http://www.kidcastle.com) contains company and product information.

         Kid Castle prides in itself in the commitment to provide excellent and diverse teachers by continually seeking qualified teachers with exceptional attributes. A site (http://www.kidcastle.com/personnel/index.htm ) is established for potential foreign teachers wishing to teach English in Taiwan or China. This site includes comprehensive instructions and information for foreigners to teach in China or Taiwan and offer contact information to these potential teachers.

         We have substantially increased, and expect to further increase our sales and marketing efforts in order to market more aggressively our franchises in China and thereby increase distribution of our English learning materials.

EMPLOYEES

         As of December 1, 2002, we had the following number of employees:

KID CASTLE (TAIWAN)

                                                          Employee-      Employee-
                                                           Full            Part
Department                                                  Time           Time             Total
Financial Dept.                                              11               1               12
Stock Management Dept.                                       15               0               15
Design Dept.                                                  8               0                8
Secretariate                                                  4               2                6
Kaohsuing Branch Office                                       9               0                9
Publishing Dept.                                              3               2                5
Special Projects Development Dept.                            8               0                8
Early Childhood Academic Affairs Dept.                       15               0               15
Language Schools Academic Affairs Dept.                      10               0               10
Foreign Personnel Dept.                                       4               0                4
Marketing Dept.                                               3               0                3
Asia Development Dept.                                        8               0                8
Franchise Marketing Dept.-Student Counseling                 10               0               10
Franchise Marketing Dept.-Franchising                         5               0                5
Teaching Material Marketing Dept.-Kindergarten                6               0                6
Teaching Material Marketing Dept.-Elementary School           6               0                6
MIS Dept.                                                    12               5               17
Direct Sales Dept.                                           29               0               29
Subtotal                                                    166              10              176

KID CASTLE (CHINA)

                                                          Employee-      Employee-
                                                           Full            Part
Department                                                  Time           Time             Total
Multimedia Dept.                                             3               0                3
MIS Dept.                                                    4               0                4
Design Dept.                                                12               0               12
Financial Dept.                                              6               0                6
Administration Dept.                                         6               0                6
Inventory Dept.                                              7               0                7
Management Dept.                                             2               0                2
Legal Affairs Dept.                                          1               0                1
Human Resource Dept.                                         1               0                1
Children's Language Dept.                                   19               0               19
Early Childhood Academic Affairs Dept.                       7               0                7
Special Task Force Dept.                                     5               0                5
Strategic Planning Dept.                                     3               0                3
Sales Dept.                                                  8               0                8
Subtotal                                                    84               0               84
                                                           ---              --              ---
TOTAL                                                      250              10              260


         The chart below sets forth the names, positions, and education of some of our significant employees.

NAME                      POSITION                            EDUCATION BACKGROUND
----                      --------                            --------------------
                                                              Da-Yeh University (Graduate).  Co-Founder of Kid
Wang Kuo An               CEO and President                   Castle Educational Institution.  Managing Director of
                                                              Taipei Publishing Association.

                          CFO and Senior Vice                 Da-Yeh University (Graduate).  Co-Founder of Kid
Chiu Yu En                President                           Castle Educational Institution.  R.O.C. International
                                                              English Education Managing Director.

                                                              University of Washington, Seattle.  Industrial
                                                              Management Major.  A founder of Kid Castle English
Fung Eu Zei               Chief Manager                       Institution.
                                                              15 years of experience in Children/Pre-Schooler
                                                              English Education Senior Editor.

                                                              Zue Li Business School.
                                                              Kid Castle Educational Institution International
Huang Tzing Zhen          Vice President                      Franchise Division Chief Managing Director.
                                                              13 years of experience in kindergarten franchise
                                                              promotion and management.

                                                              Masters Degree from National Taipei University of
                                                              Technology.
Su Jion Ming              Vice President                      15 years experience in managing children's English
                                                              After School.

NAME                      POSITION                            EDUCATION BACKGROUND
----                      --------                            --------------------
                                                              Kid Castle Education Institution Publishing
                                                              Distribution Systems Chief Coordinator.
                                                              10 years experience in publishing/distribution.
Tzao Ming Ji                                                  5 years experience in education franchise marketing.
                                                              Four years in publishing distribution and children's
                                                              education franchise.

Cheng Liang Li            Education Consultant                Texas State University Ph.D. of Educational English.

                                                              University of Warwick at England.  More than 5 years
Malcolm Higgins           Vice President of Overseas          experience in compiling writing teaching materials.
                          Operations

                                                              Brown University 4 years in English Education.
Jacob P.E. Roth           Editor of English Teaching          More than 4 years of experience in writing/editing
                          Materials  children's               English teaching materials.


                                                              Humboldt State University, Journalism Major.
Chris Jackson             Editor of English Teaching          More than 3 years experience as a journalist and
                          Materials                           editor.

                                                              Wenzhou Teaching University.
                                                              7 years experience in Children's Education.
Hong Bi Qing              Education Director                  5 years experience in editing children's
                                                              English teaching materials.

GOVERNMENT REGULATION

         TAIWAN

         The Ministry of Education requires that teaching/learning materials to be published must first be submitted to the Bureaus of Education (BOE) for review. The BOE regulates study regulation, social education, compulsory education, and physical and health education on a county and city level. According to the Education Textbook Review Regulation executed on September 1st, 2000 by the Ministry of Education, all materials published for elementary school education must be reviewed by the BOE. BOE will review the materials and submit a decision within 90 days. Once the BOE approves of the materials, the applicant must send three copies of the final version to the BOE. The BOE will again make its decision within 60 days. If the BOE does not approve of the initial submission, the applicant has 45 days to resubmit the materials with any corrections that the BOE deems necessary. The BOE will give its decision within 45 days. If the material is not approved, or the corrections are not satisfactory to the BOE, the applicant has 30 days to make the corrections and submit it to the BOE. The BOE will then return its decision within 30 days. If the BOE does not approve of the correction on the third re-submission, the applicant will have to start over the approval process.

         The September 22nd 1994 Foreigner Employment for Foreign Language Remedial Education Regulation by the Taiwan Province Taipei Ministry of Education, updated in June, 3rd 1999, requires all foreign remedial education instructor applicant must be above twenty years of age, have a diploma from a professional school or college and have certification in a language teaching related program. The foreign applicant must also provide a health and drug examination certification and require to submit the above certifications, diplomas and documents translated into Chinese.

         CHINA

         According to China-Foreign School Cooperation Regulation effective January 1995, foreign companies cannot have wholly owned operation of educational franchises and must cooperate with Chinese investors. The Regulation also limits the number of seats for foreign investors on the board of directors or any controlling board or committee to no more than half. The director of the school as well as the chairman of the board must be of Chinese citizenship and must have authority over the school.

         Teaching/Learning materials must be submitted to the Provincial Municipal Education Administration for approval.

         The Ministry of Education has general guidelines for every province and major cities, (such as Shanghai and Beijing that have their own education administration), but each province has its own education administration body and its own regulations and requirements.

KINDERGARTEN REGULATION

         The China Ministry of Education (MOE), under the Kindergarten Operation and Management Regulation, stipulates the following: the location of the kindergarten must be in accordance to the safety standards determined by the MOE, school master, principal, and teachers each must have a diploma from a teachers college and with backgrounds in children's education or higher, school staffs must have a junior high education/diploma equivalent or higher; nurse and similar positions must have high school diploma/education or higher. Reorganization/correction (with deadline), suspension of student enrollment, and/or suspension of operation will result from the following violations: non-licensed operation, location and environment unsatisfactory to government standards; distributing material that are inappropriate for children or materials that violate the Educational Standards set by the MOE. More severe violations such as illegal controlled substance usage, possession of dangerous instruments, corporal punishment, and/or embezzlement of school funds or property will result in punishment and sanctions in accordance with the degree of violation.

INTELLECTUAL PROPERTY AND PROPERTY RIGHTS

         Our copyrights, trademarks, service marks, trade secrets, proprietary technology and other intellectual property rights distinguish our products and services from those of our competitors, and contribute to our competitive advantage in our target markets. To protect our brand, products and services and the systems that deliver those products and services to our customers we rely on a combination of copyright, trademark and trade secret laws as well as confidentiality agreements and licensing arrangements with our employees, customers, independent contractors, sponsors and others.

         We strategically pursue the registration of our intellectual property rights. However, effective patent, trademark, service mark, copyright and trade secret protection may not always be available. Existing laws do not provide complete protection, and monitoring the unauthorized use of our intellectual property requires significant resources. We cannot be sure that our efforts to protect our intellectual property rights will be adequate or that third parties will not infringe or misappropriate these rights. In addition, there can be no assurance that competitors will not independently develop similar intellectual property. If others are able to copy and use our products and delivery systems, we may not be able to maintain our competitive position. If litigation is necessary to enforce our intellectual property rights or determine the scope of the proprietary rights of others, we may have to incur substantial costs or divert other resources, which could harm our business.

         In addition, competitors and others may claim that we have infringed their intellectual property rights. Defending any such lawsuit, whether with or without merit, could be time-consuming, result in costly litigation or prevent us from offering our products and services, which could harm our business. If a lawsuit against us is successful, we may lose the rights to use our products or be required to modify them, or we may have to pay financial damages.

         In order to develop, improve, market and deliver new products and services, we may be required to obtain licenses from others. There can be no assurance that we will be able to obtain licenses on commercially reasonable terms or at all or that rights granted under any licenses will be valid and enforceable.

MANAGEMENT.

         Our directors, executive officers and other significant employees and their ages and positions are as follows:

Name of Individual            Age      Position with company and subsidiaries
------------------            ---      --------------------------------------
Kuo-An Wang                   43       Chief Executive Officer, President & Director
Yu-En Chiu                    42       Chief Financial Officer, Secretary & Director
Suang-Yi Pai                  42       Director
Chin-Chen Huang               35       Director
Yu-Fang Lin                   26       Director

         Set forth below is a description of the backgrounds of each of the officers and directors of the Company:

         KUO-AN WANG has served as President and a director of the Company since October 2002. From 1999 to the present, Mr. Wang has served as President of Kid Castle Internet Technology. From 1997 to 1999, Mr. Wang was President of Kid Castle Enterprise, Premier Holding Investment Property Ltd. and Global International Education Investment Ltd.

         YU-EN CHIU has served as Chief Financial Officer, Secretary and a director of the Company since October 2002. From 1999 to the present, Mr. Chiu has served as Chief Financial officer and Senior Vice President of Kid Castle Internet Technology. From 1997 to 1999, Mr. Chiu served as Vice President of Kid Castle Enterprise.

         SUANG-YI PAI has served as a director of the Company since October 2002. For the past five years through October 18, 2002, Mr. Pai has served as the General Manager of Chin Yi Fung Enterprise Co. Ltd., a privately held company engaged in the manufacture of Velcro and Polyform products.

         CHIN-CHEN HUANG has served as a director of the Company since October 2002. From 1999 to the present, Mr. Huang has served as Vice President of Kid Castle Internet Technology. From 1997 to 1999, Mr. Cheng served as an Assistant Manager of Kid Castle Enterprise.

         YU FANG LIN has served as a director of the Company since October 2002. From 2001 to 2002, Ms. Lin served as a Specialist in Strategic Planning at Choice Lithograph, Inc., a publicly traded company in Taiwan engaged in the printing of books, magazines and calendars. From 1999 to 2000, Ms. Lin was a Programmer Analyst with American Management Systems, Inc. From 1998 to 1999, Ms. Lin was unemployed, and from 1997 to 1998 she was completing her undergraduate education at the University of California, Berkeley.

         The directors named above will serve until the next annual meeting of the Company's stockholders or until their successors are duly elected and have qualified. Directors will be elected for one-year terms at the annual stockholders meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists. There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company's board. There are also no arrangements, agreements or understandings between non-management shareholders that may directly or indirectly participate in or influence the management of the Company's affairs.

RISK FACTORS

         Prospective investors should carefully consider the following risk factors, in evaluating us and our business. The factors listed below represent certain important factors which we believe could cause such results to differ. These factors are not intended to represent a complete list of the general or specific risks that may affect us. It should be recognized that other risks may be significant, presently or in the future, and the risks set forth below may affect us to a greater extent than indicated.

BECAUSE OUR OFFICERS AND DIRECTORS ARE NOT U.S. PERSONS, AND OUR OPERATING SUBSIDIARIES ARE TAIWAN AND PEOPLE'S REPUBLIC OF CHINA COMPANIES, YOU MAY BE UNABLE TO ENFORCE JUDGMENTS UNDER THE SECURITIES ACT.

         Our operating subsidiaries are a Taiwan Company and a People's Republic of China company, our officers and directors are residents of various jurisdictions outside the United States. All or a substantial portion of the assets of our business and of such persons are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons or to enforce in the United States courts judgments obtained against such persons in United States courts and predicated upon the civil liability provisions of the Securities Act.

BECAUSE WE FACE COMPETITION FROM ESTABLISHED COMPETITORS, WE MAY BE UNABLE TO MAINTAIN MARKET SHARE

         Our primary competitors have significant financial, technical and marketing resources, and/or name recognition, including Sesame Street, Hess, G-Telp and Jia Yin. Some of these competitors have a longer operating history and greater overall resources than we do. These companies also have established customer support and professional services organizations. As a result, our competitors may be able to adapt more quickly to changes in customer needs, offer products and services at lower prices than Kid Castle, devote greater resources than Kid Castle to development and sale of teaching/learning products and services, which could result in reducing our market share.

BECAUSE WE DEPEND UPON A SMALL NUMBER OF KEY MANAGEMENT PERSONNEL, THE LOSS OF SUCH PERSONS COULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS

         If the following key officers cease employment with us before we find qualified replacements, it would have a significant negative impact on our operations. We do not have employment agreements with any of our executive officers. Our success is dependent upon the personal efforts and abilities of our executive officers, Kuo - An Wang, Chief Executive Officer and Yu - En Chui, Chief Financial Officer.

BECAUSE KID CASTLE CONDUCTS ITS OPERATIONS IN NEW TAIWAN (NT) DOLLARS AND RMB, WE ARE SUBJECT TO RISK FROM EXCHANGE RATE FLUCTUATIONS

         Our transactions with suppliers and customers are effected in New Taiwan dollars and RMB, Kid Castle's functional currency. Our financial statements are reported in U.S. dollars. As a result, fluctuations in the U.S. dollars to New Taiwan dollars exchange rate may effect the reported financial results of Kid Castle from one period to the next. Kid Castle does not actively manage its exposure to such effects.

AN INCREASE IN MARKET COMPETITION COULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS

         Our markets are new, rapidly evolving and highly competitive, and we expect this competition to persist and intensify in the future. This increase in competition could lead to price reductions, decreased sales-volume, under-utilization of employees, reduced operating margins and loss of market share. There can be no assurance that we will be able to successfully compete for customers in our targeted markets.

         Our failure to maintain and enhance our competitive position could seriously harm our business and operating results. We encounter current or potential competition from a number of sources, including:

         - Branches and franchises of international language instruction companies

         -        Public institutions and private schools

         -        Private tutors

WE CANNOT PREDICT WHETHER DEMAND FOR OUR PRODUCTS AND SERVICES WILL CONTINUE TO DEVELOP, PARTICULARLY AT THE VOLUME OR PRICES THAT WE NEED TO REMAIN PROFITABLE.

         Although the market for English language instruction and education is growing rapidly, we cannot be certain that this growth will continue in its present form, or at all. We believe our success ultimately will depend upon, among other things, our ability to:

         - increase awareness of Kid Castle's brand and the availability of our products and services;

         - continue to attract and develop relationships with educational institutions and regulatory authorities in our targeted geographic markets; and

         -        continue to attract and retain customers.

IF WE ARE UNABLE TO MAINTAIN, IMPROVE AND DEVELOP OUR PRODUCTS AND SERVICES, WE MAY NOT ACHIEVE PROFITABILITY

         In order to remain profitable, we need to maintain and improve our current products and services and to develop or license new ones on a timely basis. If we cannot effectively maintain, improve and develop products and services we may not be able to recover our fixed costs or otherwise remain profitable. We may not be able to develop and introduce new products, services and enhancements that respond to technological changes, evolving education industry standards or customer needs and trends on a timely basis. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of new products, services and service enhancements. These new products, services and service enhancements may not achieve market acceptance or our competitors may develop alternative technologies and methods that gain broader market acceptance than our products and services.

IF WE LOSE KEY MANAGEMENT OR OTHER PERSONNEL, WE MAY EXPERIENCE DELAYS IN OUR PRODUCT DEVELOPMENT AND OUR GROWTH PROSPECTS

         Our growth and success also depends on our ability to attract, hire and retain additional highly qualified management, educators, technical, marketing and sales personnel. These individuals are in high demand and we may not be able to attract the staff we need. The hiring process is intensely competitive, time consuming and may divert the attention of our management from our operations. Competitors and others have in the past, and may in the future, attempt to recruit our employees. If we lose the services of any of our senior management or key education personnel, or if we fail to continue to attract qualified personnel, our business could suffer.

BECAUSE WE MAY NOT BE ABLE TO PROTECT OUR PROPRIETARY RIGHTS ,WE MAY INCUR SUBSTANTIAL COSTS TO DEFEND OR PROTECT OUR BUSINESS AND INTELLECTUAL PROPERTY

         If we fail to protect our intellectual property, we may be exposed to expensive litigation or risk jeopardizing our competitive position. The steps we have taken may be inadequate to protect our technology and other intellectual property. We may have to litigate to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and the diversion of our management and technical resources which could harm our business.

BECAUSE WE MAY NOT BE ABLE TO AVOID CLAIMS THAT WE INFRINGED THE PROPRIETARY RIGHTS OF OTHERS, WE MAY INCUR SUBSTANTIAL COSTS TO DEFEND OR PROTECT OUR BUSINESS AND INTELLECTUAL PROPERTY

         Although we have taken steps to avoid infringement claims from others, these measures may not be adequate to prevent others from claiming that we violated their copyrights, other trademarks or other proprietary rights. Any claim of infringement could cause us to incur substantial costs defending against the claim, even if the claim is invalid, and could distract our management from our business. A party making a claim could secure a judgment that requires us to pay substantial damages.

BECAUSE WE INTEND TO EXPAND INTERNATIONALLY, WE WILL BE SUBJECT TO RISKS OF CONDUCTING BUSINESS IN FOREIGN COUNTRIES

         As we expand our operations outside of Taiwan, we will be subject to the risks of conducting business in foreign countries, including:

         - our inability to adapt our products and services to local cultural traits, customs and mobile user preferences,

         - our inability to locate qualified local employees, partners and suppliers,

         - the potential burdens of complying with a variety of foreign laws, trade standards and regulatory requirements;

         - geopolitical risks, such as political and economic instability and changes in diplomatic and trade relationships;

         - political, economic and social conditions in the foreign countries where we conduct operations;

         -        currency risks and exchange controls;

         -        potential inflation in the applicable foreign economies; and

         - foreign taxation of earnings and payments received by us from our franchisees and affiliates.

         We cannot be certain that the risks associated with our anticipated foreign operations will not negatively affect our operating results or prospects, particularly as these operations expand in scope, scale and significance.

"PENNY STOCK" REGULATIONS MAY IMPOSE CERTAIN RESTRICTIONS ON MARKETABILITY OF OUR COMMON STOCK

         The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. Our common stock may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

         For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell our common stock in the secondary market.

ITEM 5.  OTHER EVENTS.

         On August 15, 2002, the Board of Directors of Kid Castle approved a reverse split of Kid Castle's common stock of one share for every fifty issued and outstanding shares. The reverse split was effectuated on August 22, 2002.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORM FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements

         The audited financial statements of Kid Castle for the fiscal years ended December 31, 2001 and 2000 and for the quarterly period ended September 30, 2002 are filed herewith.

         (b)      Exhibits

         Exhibit No.                Description
         -----------                -----------
         10.1                       Exchange Agreement

                           [ SIGNATURE PAGE FOLLOWS ]

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              KID CASTLE EDUCATIONAL CORPORATION


Date:         May 9, 2003                     By:        /s/  Kuo-An Wang
         -------------------------                  --------------------------
                                                             Kuo-An Wang

                    KID CASTLE INTERNET TECHNOLOGIES LIMITED

                        CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE YEARS ENDED
                           DECEMBER 31, 2001 AND 2000

                    KID CASTLE INTERNET TECHNOLOGIES LIMITED

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                          Pages
                                                                          -----

Report of Independent Auditors                                             F-1

Consolidated Balance Sheets                                                F-2

Consolidated Statements of Operations                                      F-3

Consolidated Statements of Comprehensive Loss                              F-4

Consolidated Statements of Stockholders' Equity                            F-5

Consolidated Statements of Cash Flows                                      F-6

Notes to Consolidated Financial Statements                                 F-8

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
Kid Castle Internet Technologies Limited

We have audited the accompanying consolidated balance sheets of Kid Castle Internet Technologies Limited and its subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, consolidated statements of comprehensive loss, stockholders' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Kid Castle Internet Technologies Limited and its subsidiaries as of December 31, 2001 and 2000 and the results of their operations and cash flows for the years ended December 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.

BDO INTERNATIONAL
Hong Kong,

April 14, 2003

          See accompanying notes to consolidated financial statements.

                    KID CASTLE INTERNET TECHNOLOGIES LIMITED

                           CONSOLIDATED BALANCE SHEETS

(Expressed in US Dollars)
                                                                       DECEMBER 31,          DECEMBER 31,
ASSETS                                                                    2001                  2000
                                                                       ------------          ------------
CURRENT ASSETS
Cash and bank balances                                                 $    32,842           $    16,973
Bank fixed deposits - pledged (Note 16)                                    136,767                73,270
Accounts receivable, net (Note 4)                                        1,205,382               862,039
Inventories, net (Note 5)                                                  833,604               572,799
Other receivables (Note 6)                                               1,130,563               130,776
Prepayments and other current assets (Note 7)                              535,673               242,634
Deferred income tax assets (Note 8)                                        791,080               564,088
                                                                       -----------           -----------
TOTAL CURRENT ASSETS                                                     4,665,911             2,462,579
Deferred income tax assets (Note 8)                                         47,675                23,320
Long-term investment (Note 9)                                               14,306                    --
Investment in an associate (Note 10)                                       300,000                    --
Amount due from stockholder/director (Note 11)                              78,500                    --
Property, plant and equipment, net  (Note 12)                            1,707,701             1,884,459
Intangible assets, net of amortization (Note 13)                         1,275,218             1,511,530
Deposits paid                                                              100,330               119,542
                                                                       -----------           -----------
TOTAL ASSETS                                                           $ 8,189,641           $ 6,001,430
                                                                       ===========           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable (Note 14)                                             $ 1,486,763           $ 1,409,574
Accrued expenses (Note 15)                                                 356,583               224,634
Bank borrowings - maturing within one year (Note 16)                     1,138,427               325,583
Other payables (Note 17)                                                   155,320               557,346
Amount due to stockholder/director (Note 18)                                    --               899,879
Receipts in advance (Note 19)                                            1,032,852               796,846
Income taxes payable                                                       252,993               130,863
Obligation under capital leases due within one year (Note 20)               28,123                40,835
TOTAL CURRENT LIABILITIES                                                4,451,061             4,385,560
                                                                       -----------           -----------
Bank borrowings - maturing after one year (Note 16)                        857,417               118,857
Obligation under capital leases (Note 20)                                       --                28,668
Deposits received (Note 21)                                                315,880               134,906
Provision for pension fund (Note 25)                                        33,991                 9,316
                                                                       -----------           -----------
TOTAL LIABILITIES                                                        5,658,349             4,677,307
                                                                       -----------           -----------

COMMITMENTS AND CONTINGENCIES (Note 22)
STOCKHOLDERS' EQUITY
Common stock, par value NT$10 per share: (Note 23)
11,880,000 and 8,000,000 shares authorized, issued and
outstanding at December 31, 2001 and 2000, respectively                  3,735,506             2,610,216
Advance collection of stock issued                                              --               302,480
Additional paid-in capital                                               1,123,395                97,701
Legal reserve                                                               30,642                    --
Translation reserve                                                       (183,034)             (112,697)
Accumulated deficits                                                    (2,175,217)           (1,573,577)
                                                                         2,531,292             1,324,123
                                                                       -----------           -----------
Total liabilities and stockholders' equity                             $ 8,189,641           $ 6,001,430
                                                                       ===========           ===========

          See accompanying notes to consolidated financial statements.

                    KID CASTLE INTERNET TECHNOLOGIES LIMITED

                      CONSOLIDATED STATEMENTS OF OPERATIONS

(Expressed in US Dollars)
                                               YEAR ENDED            YEAR ENDED
                                            DECEMBER 31, 2001     DECEMBER 31, 2000
                                            -----------------     -----------------
REVENUE
  Sales of goods                               $ 4,766,563           $ 3,250,411
  Franchising income                               609,267               171,654
                                               -----------           -----------

                                                 5,375,830             3,422,065
                                               -----------           -----------
OPERATING COST
  Cost of goods sold                            (2,334,454)           (2,817,754)
  Cost of servicing                               (229,277)             (131,383)
                                               -----------           -----------

                                                (2,563,731)           (2,949,137)
                                               -----------           -----------

Gross profit                                     2,812,099               472,928

Other operating income                             465,909               327,835

Advertising costs                                 (160,632)              (95,736)

Other operating expenses                        (3,713,006)           (2,693,145)
                                               -----------           -----------

Loss from operations                              (595,630)           (1,988,118)

Interest income                                     11,510                 1,744

Interest expenses                                 (145,591)              (68,512)
                                               -----------           -----------

Loss before income taxes                          (729,711)           (2,054,886)

Income taxes (Note 8)                              158,713               481,791
                                               -----------           -----------

Net loss after income taxes                    $  (570,998)          $(1,573,095)
                                               ===========           ===========

Loss per share - basic and diluted             $    (0.062)          $    (0.248)
                                               ===========           ===========

Weighted average number of common
shares outstanding for calculation of
basic and diluted loss per share                 9,208,110             6,332,055
                                               ===========           ===========

          See accompanying notes to consolidated financial statements.

                    KID CASTLE INTERNET TECHNOLOGIES LIMITED

                  CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Expressed in US Dollars)
                                                  Year ended           Year ended
                                               December 31, 2001    December 31, 2000
                                               -----------------    -----------------
NET LOSS                                           $(570,998)          $(1,573,095)

OTHER COMPREHENSIVE LOSS

  Foreign currency translation adjustment            (70,337)             (112,697)
                                                   ---------           -----------

COMPREHENSIVE LOSS                                 $(641,335)          $(1,685,792)
                                                   =========           ===========

          See accompanying notes to consolidated financial statements.

                    KID CASTLE INTERNET TECHNOLOGIES LIMITED

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(Expressed in US Dollars)
                                                                    ADVANCE
                                               COMMON STOCK        COLLECTION  ADDITIONAL
                                           NUMBER                   OF STOCK    PAID-IN     LEGAL   TRANSLATION  ACCUMULATED
                                          OF SHARES      AMOUNT      ISSUED     CAPITAL    RESERVE    RESERVE     DEFICITS
Balance, January 1, 2000                     500,000   $  159,236   $     --   $       --  $    --   $      --   $     (482)
Capital increase in cash                   7,500,000    2,450,980         --           --       --          --            --
Advance collection of stock issued                --           --    302,480           --       --          --            --
Compensation for directors' salaries              --           --         --       97,701       --          --            --
Foreign currency translation adjustment           --           --         --           --       --    (112,697)           --
Net loss for 2000                                 --           --         --           --       --          --    (1,573,095)
                                         -----------   ----------   --------   ----------  -------   ---------   -----------
Balance, December 31, 2000                 8,000,000    2,610,216    302,480       97,701       --    (112,697)   (1,573,577)
Capital increase in cash                   3,000,000      870,070   (302,480)   1,174,594       --          --            --
Appropriation of legal reserve
(Note 26)                                         --           --         --           --   30,642          --       (30,642)
Stock dividend of 80 shares for
every 1,000 shares                           880,000      255,220         --     (255,220)      --          --            --
Compensation for directors' salaries              --           --         --      106,320       --          --            --
Foreign currency translation adjustment           --           --         --           --       --     (70,337)           --
Net loss for 2001                                 --           --         --           --       --          --      (570,998)
                                         -----------   ----------   --------   ----------  -------   ---------   -----------
Balance, December 31, 2001                11,880,000   $3,735,506   $     --   $1,123,395  $30,642   $(183,034)  $(2,175,217)
                                         ===========   ==========   ========   ==========  =======   =========   ===========

(Expressed in US Dollars)



                                            TOTAL
Balance, January 1, 2000                 $   158,754
Capital increase in cash                   2,450,980
Advance collection of stock issued           302,480
Compensation for directors' salaries          97,701
Foreign currency translation adjustment     (112,697)
Net loss for 2000                         (1,573,095)
                                         -----------
Balance, December 31, 2000                 1,324,123
Capital increase in cash                   1,742,184
Appropriation of legal reserve
(Note 26)                                         --
Stock dividend of 80 shares for
every 1,000 shares                                --
Compensation for directors' salaries         106,320
Foreign currency translation adjustment      (70,337)
Net loss for 2001                           (570,998)
                                         -----------
Balance, December 31, 2001               $ 2,531,292
                                         ===========

          See accompanying notes to consolidated financial statements.

                    KID CASTLE INTERNET TECHNOLOGIES LIMITED

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in US Dollars)
                                                            YEAR ENDED            YEAR ENDED
                                                         DECEMBER 31, 2001     DECEMBER 31, 2000
                                                         -----------------     -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                   $  (570,998)          $(1,573,095)
Adjustments to reconcile net loss to net cash
used in operating activities
Depreciation of property, plant and equipment                   83,719                54,136
Loss on disposal of property, plant and Equipment               15,491                    --
Allowance for doubtful debts                                    43,283                60,066
Allowance for obsolete inventories                             790,030             1,788,920
Amortization of intangible assets                              159,548               129,365
Non-cash compensation for directors' salaries                  106,320                97,701
(Increase)/decrease in:
Accounts receivable                                           (445,796)             (969,996)
Inventories                                                 (1,091,203)           (1,400,196)
Other receivables                                           (1,039,272)             (138,042)
Prepayments and other current assets                          (316,016)             (256,080)
Deferred income tax assets                                    (292,226)             (620,041)
Deposits paid                                                   13,158              (125,487)
Increase/(decrease) in:
Accounts payable                                               158,354             1,487,883
Accrued expenses                                               148,735               236,794
Other payables                                                  61,968               116,709
Receipts in advance                                            (21,575)              328,442
Income tax payable                                             133,367               138,133
Deposits received                                              194,330               142,401
Provision for pension cost                                      25,989                 9,834
                                                           -----------           -----------

NET CASH USED IN OPERATING ACTIVITIES                       (1,842,794)             (492,553)
                                                           -----------           -----------

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of business, net of cash acquired                    (445,826)           (2,003,580)
Purchase of property, plant and equipment                      (21,948)             (135,930)
Amount due from stockholder/director                           (81,027)                   --
Purchase of long term investment                               (14,767)                   --
Bank fixed deposits - pledged                                  (69,631)              (77,340)
                                                           -----------           -----------

NET CASH USED IN INVESTING ACTIVITIES                         (633,199)           (2,216,850)
                                                           -----------           -----------

          See accompanying notes to consolidated financial statements.

                    KID CASTLE INTERNET TECHNOLOGIES LIMITED

(Expressed in US Dollars)
                                                         YEAR ENDED            YEAR ENDED
                                                      DECEMBER 31, 2001     DECEMBER 31, 2000
                                                      -----------------     -----------------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock                   $ 1,786,769           $ 2,394,636
Repayment for amount due to
stockholder/director                                        (880,770)             (582,695)
Proceeds from short term bank loan                           443,001                    --
Proceeds from mortgage loan                                  738,334                    --
Proceeds from bank term loans and overdraft                  453,142               469,132
Repayment of mortgage loan                                    (8,325)                   --
Repayments of capital element of capital leases              (38,832)              (32,793)
Advanced collection for stock issued                              --               319,285
                                                         -----------           -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                  2,493,319             2,567,565
                                                         -----------           -----------
NET INCREASE/(DECREASE) IN CASH AND
CASH EQUIVALENTS                                              17,326              (141,838)

EFFECT OF EXCHANGE RATE CHANGES ON CASH
AND CASH EQUIVALENTS                                          (1,457)                 (539)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                16,973               159,350
                                                         -----------           -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR                 $    32,842           $    16,973
                                                         ===========           ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid                                            $   145,359           $    68,512
Income taxes paid                                        $       147           $       118
                                                         ===========           ===========

Supplemental disclosure of significant non-cash transactions:

During the year ended December 31, 2001, the Company, through a subsidiary, purchased an associate for $300,000 to be satisfied by provision of services to the associate. The Company has also allotted 880,000 common stock at par amounting to $255,220 to the stockholders as stock dividend.

During the year ended December 31, 2000, the Company purchased the business for $2,410,374 from a related company as detailed in Note 3. The outstanding consideration payable of $445,826 as at December 31, 2000 is shown as amount due to the related company. In addition, the Company purchased land and buildings for $1,532,567 from a director and stockholder with a director's advance of $899,879 granted to the Company. The Company also entered into a capital lease for purchase of plant and equipment totalling $100,570.

          See accompanying notes to consolidated financial statements.

                    KID CASTLE INTERNET TECHNOLOGIES LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    KID CASTLE INTERNET TECHNOLOGIES LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Kid Castle Internet Technologies Limited ("the Company") was incorporated on December 17, 1999 under the provisions of the Company Law of the Republic of China ("Taiwan") as a limited liability company which was originally named as Wonderland Internet Technologies Limited. The Company is engaged in the business of children education focusing on the English language. The business comprises publication, sales and distribution of related books, magazines, audio and video tapes and compact disc, franchising and sales of merchandises complementary to the business.

The Company commenced operations in April 2000 when it acquired the above business from a related company, Kid Castle Enterprises Limited ("KCE") as discussed in Note 3.

On March 9, 2001, the Company incorporated a wholly-owned subsidiary, Premier Holding Investment Property Limited ("Premier") incorporated in the British Virgin Islands , which held the entire common stock of Higoal Developments Limited ("Higoal") incorporated in the Cayman Islands on March 8, 2001. On September 10, 2001, Higoal established a wholly owned subsidiary, Kid Castle Educational Software Development Company Limited ("KCES") in the People's Republic of China (the "PRC"). The Company and its subsidiaries collectively are referred to as the Group. The existing operations of the Group are principally located in Taiwan.

As discussed in Note 27 headed "Subsequent Events" to the financial statements, subsequent to December 31, 2001, the Company has undertaken a series of group restructuring whereby Higoal became the immediate holding company of the Company on September 18, 2002. Pursuant to an exchange agreement effective on October 1, 2002, Kid Castle Educational Corporation ("KCEC"), formerly King Ball International Technology Limited Corporation, agreed to issue to the stockholders of Higoal 11,880,000 authorized but unissued shares of common stock of KCEC in exchange of 100% of the issued and fully paid up capital of Higoal.

As a result of the acquisition, the former stockholders of Higoal hold a majority interest in the combined entity of KCEC. Generally accepted accounting principles require in certain circumstances that a company whose stockholders retain the majority voting interest in the combined business to be treated as the acquirer for financial reporting purposes. Accordingly, the acquisition has been accounted for as a "reverse acquisition" whereby Higoal is deemed to have purchased KCEC.

NOTE 2 - SUMMARY OF IMPORTANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING AND PRINCIPLES OF CONSOLIDATION

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America and present the financial statements of the Company and its subsidiaries. All material inter-company transactions have been eliminated.

                    KID CASTLE INTERNET TECHNOLOGIES LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

The functional currency of the Company and its subsidiaries other than KCES is New Taiwan Dollars ("NT$") and the financial records are maintained and the financial statements are prepared in NT$. The functional currency of KCES is Renminbi ("RMB") and the financial records are maintained and the financial statements are prepared in RMB.

For the Company and the subsidiaries other than KCES, foreign currency transactions during the year are translated into NT$ at the exchange rates ruling at the transaction dates. Gain and loss resulting from foreign currency transactions are included in the statement of operations. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated into NT$ at year end exchange rates. All exchange differences are dealt with in the statement of operations.

For KCES, foreign currency transactions during the year are translated into RMB at the exchange rates ruling at the transaction dates. Gain and loss resulting from foreign currency transactions are included in the statement of operations. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated into RMB at year end exchange rates. All exchange differences are dealt with in the statement of operations.

For the purpose of preparing the Company's consolidated financial statements, the statement of operations of KCES prepared in RMB have been translated at the average exchange rates of NT$4.138 = RMB1.00 and the balance sheet expressed in RMB have been translated at the exchange rate of NT$4.244 = RMB1.00 ruling as of December 31, 2001. Translation adjustments are included as a component of stockholders' equity.

For presentation of the Company's consolidated financial statements, the consolidated statement of operations and consolidated statement of cash flows prepared in NT$ have been translated at the average exchange rate of US$1.00 = NT$33.86 (2000: US$1.00 = NT$31.32) and the consolidated balance sheet expressed in NT$ have been translated at the exchange rate of US$1.00 = NT$34.95 (2000:
US$1.00 = NT$33.06) ruling as of December 31, 2001. Translation adjustments are included as a component of stockholders' equity.

REVENUE RECOGNITION

Sales of books, magazines, audio and video tapes, compact disc and other merchandises are recognised as revenue on the transfer of risks and rewards of ownership, which generally coincides with the time when the goods are delivered to customers and title has passed.

Franchising income is recognized on a straight-line basis over the terms of the relevant franchise agreements.

INVENTORIES

Inventories are stated at the lower of cost or market. Cost includes all costs of purchase, cost of conversion and other costs incurred in bringing the inventories to their present location and

                    KID CASTLE INTERNET TECHNOLOGIES LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

condition, and is calculated using the weighted average method. Market value is determined by reference to the sales proceeds of items sold in the ordinary course of business after the balance sheet date or to management estimates based on prevailing market conditions

CASH EQUIVALENTS

Cash equivalents include all highly liquid investments with an original maturity of three months or less when purchased

PROPERTY, PLANT, EQUIPMENT AND DEPRECIATION

Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method to allocate the cost of depreciable assets over the estimated useful lives of the assets as follows:

                                                                  Estimated
                                                                 useful life
                                                                 (in years)
                                                                 -----------
Freehold land                                                    Indefinite
Buildings                                                            50
Furniture and fixtures                                              4-8
Transportation equipment                                             5
Miscellaneous equipment                                             3-10

Maintenance, repairs and minor renewals are charged directly to the statement of operations as incurred. When assets are disposed of, the related cost and accumulated depreciation thereon are removed from the financial statements and any resulting gain or loss is included in the statement of operations.

LONG-LIVED ASSETS

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Group does not perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Group measures fair value based on quoted market prices or based on discounted estimates of future cash flows.

ADVERTISING COSTS

                    KID CASTLE INTERNET TECHNOLOGIES LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


All advertising costs incurred in the promotion of the Group's products and services are expensed as incurred.

INCOME TAXES

The Company and its subsidiaries accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes". Under SFAS No. 109, deferred tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered. Valuation allowances are established when it is not considered more likely than not that the deferred tax assets will be realized.

FAIR VALUES OF FINANCIAL INSTRUMENTS

The carrying amounts of certain financial instruments approximate their fair values as of December 31, 2001 and 2000 because of the relatively short-term maturity of these instruments.

USE OF ESTIMATES

The preparation of consolidated financial statements in accordance with accounting principles generally accepted in United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENTS

In June 2001, the Financial Accounting Standards Board finalized FASB Statement No. 141, "Business Combinations" ("SFAS 141") and Statement No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that the Company recognized acquired intangible assets apart from goodwill if they meet certain criteria. SFAS 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001.

SFAS No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets. This Statement changes the accounting for goodwill from an amortization method to an impairment-only method. The amortization of goodwill, including goodwill recorded in past business combinations will cease upon adoption of this Statement, which will begin with the Company's fiscal year beginning January 1, 2002. However, goodwill and intangible assets acquired after June 30, 2001 will be subject to immediate adoption of the Statement. The adoption of SFAS No. 142 does not have a material effect on the Company's consolidated financial statements.

                    KID CASTLE INTERNET TECHNOLOGIES LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NEW ACCOUNTING PRONOUNCEMENTS - CONTINUED

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", in that it removes goodwill from its impairment scope and allows for different approaches in cash flow estimation. However, SFAS No. 144 retains the fundamental provisions of SFAS No. 121 for (a) recognition and measurement of long-lived assets to be held and used and (b) measurement of long-lived assets to be disposed of. SFAS No. 144 also supersedes the business segment concept in APB Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," in that it permits presentation of a component of an entity, whether classified as held for sale or disposed of, as a discontinued operation. However, SFAS No.144 retains the requirement of APB Opinion No. 30 to report discontinued operations separately from continuing operations. The Company is required to adopt the provision of SFAS No. 144 beginning with its fiscal year that starts January 1, 2002. The adoption of SFAS 144 does not have a material effect on its consolidated financial statements.

INVESTMENTS

Investments in other companies in which, through ownership and other factors, the Company has significant influence, but less than a majority of the voting common stock are accounted for under the equity method. Under the equity method the Company includes its share of the investee's income or loss in its results of operations. All other investments are accounted for under the cost method.

INTANGIBLE ASSETS

Franchises and copyrights are stated at cost and amortized on the straight-line method over their estimated useful lives of 10 years.


NOTE 3 - ACQUISITION

In April 2000, the Company purchased a business from a related company, KCE. KCE was owned by two directors and stockholders of the Company, Mr. Kuo-An Wang and Mr. Yu-Eng Chiu. The cash consideration paid by the Company of $2,410,374 was less than the fair value of the assets received. The purchase price allocation is as follows:

Copyrights                                                          $   604,960
Franchise                                                             1,029,126
Furniture and fixtures                                                  268,633
Inventories                                                             993,346
Receipts in advance
                                                                       (485,691)
                                                                    -----------

                                                                    $ 2,410,374
                                                                    ===========

                    KID CASTLE INTERNET TECHNOLOGIES LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4 - ACCOUNTS RECEIVABLE

                                                               DECEMBER 31,     DECEMBER 31,
                                                                  2001             2000
                                                               -----------      -----------
Accounts receivable

 - Third parties                                               $ 1,138,044      $   871,838
 - Related parties  (Note 24 (B) (vii))                            213,658          100,556
                                                               -----------      -----------

Total                                                            1,351,702          972,394
Less: Allowance for doubtful collections and sales returns        (146,320)        (110,355)
                                                               -----------      -----------

Accounts receivable, net                                       $ 1,205,382      $   862,039
                                                               ===========      ===========


NOTE 5 - INVENTORIES

                                             DECEMBER 31,     DECEMBER 31,
                                                2001             2000
                                             -----------      -----------

Work in progress                             $     2,382      $    47,975
Finished goods and other merchandises          3,199,732        2,219,592
                                             -----------      -----------

                                               3,202,114        2,267,567
Less: Allowance for obsolete inventories      (2,368,510)      (1,694,768)
                                             -----------      -----------

                                             $   833,604      $   572,799
                                             ===========      ===========

NOTE 6 - OTHER RECEIVABLES

                                                                  DECEMBER 31,   DECEMBER 31,
                                                                     2001           2000
                                                                  ----------     ----------
Tax paid on behalf of landlord                                    $    2,580     $    1,576
Advances to staff                                                      1,995             --
Penalties receivable                                                  22,890             --
Other receivables                                                    118,683         32,077
                                                                  ----------     ----------

Third parties                                                        146,148         33,653
Amount due from a related company - KCE (note i)                     756,503         97,123
Amount due from an associate - Global International Education
  Investment Ltd. (note ii)                                          227,912             --
                                                                  ----------     ----------

                                                                  $1,130,563     $  130,776
                                                                  ==========     ==========

Notes :

(i) The amount due from KCE is unsecured, carries interest at 2% per annum (2000: interest free) and has no fixed repayment term.

(ii) The amount due from Global International Education Investment Ltd. is unsecured, carries interest at 6% per annum and has no fixed repayment term.

                    KID CASTLE INTERNET TECHNOLOGIES LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 7 - PREPAYMENTS AND OTHER CURRENT ASSETS

                                                  DECEMBER 31,        DECEMBER 31,
                                                     2001                2000
                                                    --------            --------

Prepayments                                         $104,891            $148,937
Temporary payments                                   427,376              46,221
VAT tax recoverable                                       --              40,052
Others                                                 3,406               7,424
                                                    --------            --------

                                                    $535,673            $242,634
                                                    ========            ========


NOTE 8 - INCOME TAXES

The income taxes of the Group are substantially attributable to the operations in Taiwan whose statutory tax rate is 25%.

                                                      DECEMBER 31,   DECEMBER 31,
                                                         2001           2000
                                                       ---------      ---------
The income taxes charge/(credit) consisted of:
  Income taxes                                         $ 124,273      $ 138,251
  Deferred income taxes                                 (292,226)      (620,042)
  Tax on undistributed earnings                            9,240             --
                                                       ---------      ---------

                                                       $(158,713)     $(481,791)
                                                       =========      =========

The principal differences between taxes on income computed at the applicable statutory income tax rates and recorded income tax credit are as follows:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2000
                                                               ---------      ---------
Income taxes credit calculated on applicable
statutory tax rates                                            $(182,428)     $(513,722)
Non-taxable income                                               (15,037)            --
Non-deductible expenses                                           29,512         31,931
Tax on undistributed earnings                                      9,240             --
                                                               ---------      ---------

Income taxes credit as recorded in statement of operations     $(158,713)     $(481,791)
                                                               =========      =========


NOTE 8 - INCOME TAXES - CONTINUED

Significant components of the estimated deferred income tax assets as of December 31, 2001 and 2000 are as follows:

                    KID CASTLE INTERNET TECHNOLOGIES LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                  DECEMBER 31,  DECEMBER 31,
                                                      2001         2000
                                                    --------     --------
Deferred income tax assets - current assets
Allowance for sales returns                         $ 12,640     $ 13,362
Allowance for doubtful debts                          24,724       15,055
Allowance for obsolete inventories                   592,128      423,692
Web site design costs                                 71,196       86,145
Pre-operating expenses                                32,803           --
Others                                                57,589       25,834
                                                    --------     --------

                                                     791,080      564,088
                                                    --------     --------
Deferred income tax assets - non-current assets
Provision for pension fund
                                                       8,498        2,329
Amortization of intangible assets                     39,177       20,991
                                                    --------     --------

                                                      47,675       23,320
                                                    --------     --------

Total deferred income tax assets                    $838,755     $587,408
                                                    ========     ========


NOTE 9 - LONG TERM INVESTMENT

                                     DECEMBER 31,           DECEMBER 31,
                                        2001                   2000
                                     ---------              ----------

DG Global Inc. ("DG Global")         $  14,306              $       --
                                     ---------              ----------

DG Global was incorporated in Taiwan on March 29, 2001 and is 6.67% owned by the Company. Its principal activity is investment holding.


NOTE 10 - INVESTMENT IN AN ASSOCIATE

                                                          DECEMBER 31,           DECEMBER 31,
                                                             2001                   2000
                                                          ---------              ----------

Global International Education Investment Ltd.
("Global International")                                  $ 300,000              $       --
                                                          ---------              ----------


On May 16, 2001, the Group entered into an agreement with other subscribers of Global International, a company incorporated in the British Virgin Islands which is principally engaged in operation of kindergartens and schools under the franchise of the Group in the PRC, whereby the Group is required to be responsible for the management and operation of Global International's English-teaching schools. In return, six shares of common stock valued at $50,000 each of Global International were allotted to the Group. As the six shares of common stock account for 15% equity interest in Global International and the chairman of the Group has been appointed as the chairman

                    KID CASTLE INTERNET TECHNOLOGIES LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

of Global International it has been determined that the Group has significant influence and should therefore account for its interest on the equity method.

The cost of investment in Global International is accounted for in the financial statements based on the amount of the cash per share that was contributed by the other investors.

Global International was at its initial stage of operation and did not have significant results for the year ended December 31, 2001.


NOTE 11 - AMOUNT DUE FROM STOCKHOLDER/DIRECTOR

The balance of $78,500 represents an amount due from a stockholder and officer of the Company. The amount was loaned to the officer to finance his individual investment in Global International. The loan is unsecured, carries interest at 6% per annum and has no fixed payment term, however, the Company expects it to be repaid in full in 2003.


NOTE 12 - PROPERTY, PLANT AND EQUIPMENT

                                                            DECEMBER 31,     DECEMBER 31,
                                                               2001             2000
                                                            -----------      -----------

Freehold land                                               $   525,620      $   555,669
Buildings                                                       858,369          907,441
Furniture and fixtures                                          172,144          179,120
Transportation equipment (acquired under capital lease)          77,609          100,570
Miscellaneous equipment                                         201,066          192,946

                                                              1,834,808        1,935,746
Less: Accumulated depreciation                                 (127,107)         (51,287)
                                                            -----------      -----------

                                                            $ 1,707,701      $ 1,884,459
                                                            ===========      ===========

The land and buildings at 8 floor, No. 98 Min Chuan Road, Hsin-Tien City, Taipei City, Taiwan, with carrying cost of $1,383,989 (2000 : $1,463,110) purchased from a director are pledged to a bank to secure a bank loan (Note 16(ii)) granted on October 5, 2001.

Depreciation charged to the operations was $83,719 and $54,136 for the years ended December 31, 2001 and 2000 respectively.

The transportation equipment were acquired under capital leases. Their accumulated depreciation as at December 31, 2001 amounted to $17,008 (2000:
$5,935).

                    KID CASTLE INTERNET TECHNOLOGIES LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - INTANGIBLE ASSETS

                                   DECEMBER 31,     DECEMBER 31,
                                      2001             2000
                                   -----------      -----------

Franchise                          $   973,473      $ 1,029,126
Copyrights                             572,246          604,960
                                   -----------      -----------
                                     1,545,719        1,634,086
Less: Accumulated amortization        (270,501)        (122,556)
                                   -----------      -----------

                                   $ 1,275,218      $ 1,511,530
                                   ===========      ===========

Amortization charged to operations was $159,548 and $129,365 for the years ended December 31, 2001 and 2000 respectively.

The estimated aggregate amortization expenses for each of the five succeeding fiscal years are as follows:

2002                                                                 $147,945
2003                                                                  147,945
2004                                                                  147,945
2005                                                                  147,945
2006                                                                  147,945
----                                                                  -------

                                                                     $739,725
                                                                     ========


NOTE 14 - ACCOUNTS PAYABLE

The balances as at December 31, 2001 and 2000 included an amount due to KCE, a related company, of $3,612 and $59,903 respectively.


NOTE 15 - ACCRUED EXPENSES

                         DECEMBER 31,        DECEMBER 31,
                            2001                2000
                          --------            --------

Accrued payrolls          $205,214            $151,843
Other accrued charges      151,369              72,791
                          --------            --------

                          $356,583            $224,634
                          ========            ========

                    KID CASTLE INTERNET TECHNOLOGIES LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 - BANK BORROWINGS

                                                                      DECEMBER 31,    DECEMBER 31,
                                                         NOTES            2001           2000
                                                                      ----------       --------
Bank term loans                                           (i)         $  859,417       $414,745
Mortgage loan                                             (ii)           707,242              -
Short term bank loan                                     (iii)           429,185              -
Bank overdraft                                                                 -         29,695
                                                                      ----------       --------
                                                                       1,995,844        444,440
                                                                      ----------       --------
Less:    Balances maturing within one year
           included in current liabilities
Bank term loans                                                          658,680        295,888
Mortgage loan                                                             50,562              -
Short term bank loan                                                     429,185              -
Bank overdraft                                                                 -         29,695
                                                                      ----------       --------
                                                                       1,138,427        325,583
                                                                      ----------       --------
Bank borrowings maturing after one year                               $  857,417       $118,857
                                                                      ==========       ========


Notes:

(i) The balance represents bank loans which are pledged by post-dated checks amounting to $1,179,689 (2000: $507,464) received from franchisees and the Group's bank fixed deposits of $50,930 and $73,270 as at years ended December 31, 2001 and 2000 respectively, for the purpose of financing operations. The repayment dates of the loans coincide with the maturity dates of the corresponding pledged post-dated checks. The applicable interest rates ranged from 8.5% to 9.3% per annum for the year ended December 31, 2001. The interest expenses charged to operations for the year ended December 31, 2001 amounted to $53,711 (2000: $11,434).

(ii) The loan was granted by a bank on October 5, 2001 to finance the purchase of land and buildings (Note 12), which are pledged to the bank. The loan is fully repayable within 10 years subject to review every 3 years and carries interest at Taiwan basic borrowing rate minus 0.43% per annum. The applicable interest rates ranged from 7.55% to 7.56% per annum for the year ended December 31, 2001. The interest expenses charged to operations for the year ended December 31, 2001 amounted to $13,200.

(iii) The loan was obtained to finance the Group's operations and is secured by the Group's fixed deposits of $85,837 together with personal guarantees given by two directors and stockholders of the Company. The loan, which carries interest at Taiwan basic borrowing rate minus 0.43% per annum, is wholly repayable on October 5, 2002. The applicable interest rates ranged from 7.55% to 7.56% per annum in respect of the year ended

                    KID CASTLE INTERNET TECHNOLOGIES LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         December 31, 2001. The interest expenses charged to operations for the year ended December 31, 2001 amounted to $40,590 (2000: $Nil).


NOTE 17 - OTHER PAYABLES

Other payables as at December 31, 2000 included an amount of $445,826 due to KCE, a related company, representing the outstanding consideration for purchase of the business from KCE as discussed in Note 3. The balance is unsecured, interest free and repaid in 2001.


NOTE 18 - AMOUNT DUE TO STOCKHOLDER/DIRECTOR

The balance of $899,879 as at December 31, 2000 represents outstanding consideration for purchase of land and buildings from a director and stockholder of the Company. The balance carries interest at the rate equal to the rate charged to the bank loan obtained by the director to finance his purchase of the said land and buildings. The interest expenses charged to operations for the year ended December 31, 2001 amounted to $30,898 (2000: $53,446). The balance was repaid in 2001.


NOTE 19 - RECEIPTS IN ADVANCE

                                                                      DECEMBER 31,  DECEMBER 31,
                                                            NOTES         2001         2000
                                                                       ----------    ----------
Sales deposits received                                      (i)       $  177,297    $   47,308
Franchising income received                                  (ii)         425,511       133,184
Subscription fees received                                  (iii)         430,044       616,354
                                                                       ----------    ----------
                                                                       $1,032,852    $  796,846
                                                                       ==========    ==========


NOTE 19 - RECEIPTS IN ADVANCE - CONTINUED

Notes:

(i) The balance represents receipts in advance from customers for goods sold to them.

(ii) The balance represents franchising income received in advance which is attributable to the periods after the respective year end dates.

(iii) The balance represents subscription fees received in advance for subscription of magazines published by the Group.

                    KID CASTLE INTERNET TECHNOLOGIES LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 - OBLIGATION UNDER CAPITAL LEASES

The Group leases transportation equipment under a number of capital lease agreements. There is no agreement for contingent rent payments.

The future minimum lease payments are as follows:

                                                                            PRESENT VALUE OF
                                              MINIMUM LEASE PAYMENTS      MINIMUM LEASE PAYMENTS
                                            DECEMBER 31,   DECEMBER 31,   DECEMBER 31,  DECEMBER 31,
                                               2001           2000           2001          2000
                                             --------       --------       --------      --------
Amounts payable under capital leases in:
  - 2001                                     $     --       $ 46,901       $     --      $ 40,835
  - 2002                                       29,600         31,293         28,123        28,668
                                             --------       --------       --------      --------

                                               29,600         78,194         28,123        69,503
Less: Future finance charge                    (1,477)        (8,691)            --            --
                                             --------       --------       --------      --------
                                             $ 28,123       $ 69,503         28,123        69,503
                                             ========       ========
Less: Future minimum payments
due within one year                                                         (28,123)      (40,835)
                                                                           --------      --------
Future minimum payments
due after one year                                                          $    --      $ 28,668
                                                                           ========      ========

NOTE 21 - DEPOSITS RECEIVED

The balance represents deposits received from franchisees for their due performance under the franchise agreements. The deposits are refundable to franchisees upon expiration of the franchise agreements, which are usually with a three year period.


NOTE 22 - COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENT

During the years ended December 31, 2001 and 2000, the Company and its subsidiaries incurred lease expenses amounting to $164,596 and $73,109 respectively. As of December 31, 2001, the Company and its subsidiaries' future minimum lease payments under non-cancellable operating leases expiring in excess of one year are as follows:

                    KID CASTLE INTERNET TECHNOLOGIES LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Year ending December 31,
  2002                                                  $   168,054
  2003                                                      129,244
  2004                                                       53,754
  2005                                                        6,867
                                                        -----------
                                                        $   357,919
                                                        ===========


NOTE 23 - STOCKHOLDERS' EQUITY

At the date of incorporation, the Company issued 500,000 shares of common stock at par of NT$10 each. On March 10, 2000, the Company's stockholders resolved in the Annual General Meeting to increase the share capital from $159,236 to $2,610,216 on April 15, 2000 by the issue of 7,500,000 shares of common stock at par of NT$10 each for cash.

On November 10, 2000, the stockholders resolved in the stockholders' meeting to further issue 3,000,000 shares of common stock at a subscription price of NT$23.5 (or $0.71) each. In this connection, the Company received advance payment of $302,480 to subscribe for the Company's new shares of common stock as at December 31, 2000. On October 29, 2001, the 3,000,000 shares of common stock were issued to the subscribers at a total consideration of $2,044,664.

At a stockholders' meeting held on October 20, 2001, the stockholders resolved to declare stock dividend of $255,220 by issuing 880,000 shares of common stock at par of NT$10 each on November 6, 2001 to the then existing stockholders. The Company's issued share capital was increased to $3,735,506 as at December 31, 2001.


NOTE 24 - RELATED PARTY TRANSACTIONS

A.  Names of related parties and relationship with the Company are as follows:

Names of related parties                              Relationship with the Company
------------------------                              -----------------------------

Mr. Kuo-An Wang                                       He is a director, stockholder
                                                      and chairman of the Company

Mr. Yu-Eng Chiu                                       He is a director, stockholder
                                                      and vice chairman of the Company

Global International Education Investment Ltd.        It is an associate and its chairman
                                                      and one of its stockholders is
                                                      Mr. Kuo-An Wang

Kid Castle Enterprises Limited ("KCE")                Its two directors and stockholders are Mr.
                                                      Kuo-An Wang and Mr. Yu-Eng Chiu

                    KID CASTLE INTERNET TECHNOLOGIES LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Private Kid Castle Short Term Language                Its vice chairman is Mr. Yu-Eng Chiu
  Cram School ("PKC Language")

Taipei Country Private Chevady                        Its vice chairman is Mr. Yu-Eng Chiu
  Preschool ("TCP Chevady")

Taipei Country Private Chung-hua                      Its vice chairman is Mr. Yu-Eng Chiu
  Preschool ("TCP Chung-hua")

Taipei Country Private Wonderland                     Its vice chairman is Mr. Yu-Eng Chiu
  Preschool ("TCP Wonderland")


B. Significant transactions and balances with related parties are as follows:

                                                    DECEMBER 31,      DECEMBER 31,
                                                       2001               2000
                                                     --------           --------
(i) Sales to:
          - KCE                                      $     --           $351,620
          - PKC Language                               56,648             46,129
          - TCP Chevady                                18,245             13,406
          - TCP Chung-hua                              23,581             20,859
          - TCP Wonderland                             18,245             13,407
                                                     --------           --------

                                                     $116,719           $445,421
                                                     ========           ========


NOTE 24 - RELATED PARTY TRANSACTIONS - CONTINUED

B. Significant transactions and balances with related parties are as follows (Continued):

(ii)     Rental income from KCE                         $         35,440     $       --
                                                        ================     ==========
(iii)    Purchase of land and buildings from a
         director and stockholder, Mr. Yu-Eng Chiu      $                    $1,532,567
                                                                      --     ==========
                                                        ================
(iv)     Interest paid on amount due to a director                           $   53,446
         and stockholder, Mr. Yu-Eng Chiu               $         30,898     ==========
                                                        ================

(v)      Interest income from:                                               $       --
         - KCE                                          $          4,194             --
         - An associate, Global International                      3,522             --
         - A director/stockholder, Mr. Kuo-An Wang                 1,213     ----------
                                                        ----------------     $       --
                                                        $          8,929     ==========
                                                        ================     $2,410,374
(vi)     Purchase of the business from KCE (Note 3)     $             --     ==========
                                                        ================

                    KID CASTLE INTERNET TECHNOLOGIES LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(vii) The two directors and stockholders, Mr. Kuo-An Wang and Mr. Yu-Eng Chiu, have given personal guarantees to a bank for a short term bank loan of $429,185 (2000: Nil) granted to the Company (Note 16 (iii)).

The directors of the Company are of the opinion that the above transactions other than the purchase of the business from KCE were carried out in the normal course of business at agreed upon terms which approximate the normal commercial terms.

(viii) In addition to those balances with related parties disclosed in Notes 4, 6, 11, 14, 17 and 18 to these financial statements, significant balances with related parties included in accounts receivable are as follows:

                                      DECEMBER 31,     DECEMBER 31,
   NAME OF RELATED PARTIES                2001            2000
                                        --------        --------

- KCE                                   $198,946        $ 84,472
- PKC Language                             3,476           9,464
- TCP Chung-hua                            5,070           2,982
- TCP Chevady                              3,083           1,819
- TCP Wonderland                           3,083           1,819
                                       --------        --------
                                        $213,658        $100,556
                                        ========        ========


NOTE 25 - RETIREMENT PLANS

In accordance with the relevant labor laws in Taiwan, the Group has maintained a non-contributory defined benefit retirement plan for its employees in Taiwan. Net periodic pension cost is based on annual actuarial valuations which use the projected unit credit cost method of calculation and is charged to the consolidated statement of operations on a systematic basis over the average remaining service lives of current employees. Contribution amounts are determined in accordance with the advice of professionally qualified actuaries in Taiwan. Under the plan, the employees are entitled to receive retirement benefits upon retirement in the manner stipulated by the relevant labor laws in Taiwan. The benefits under the plan are based on various factors such as years of service and the final base salary preceding retirement.

The net periodic pension cost is as follows:

                                                       YEAR ENDED             YEAR ENDED
                                                    DECEMBER 31, 2001      DECEMBER 31, 2000
                                                    -----------------      -----------------

       Service cost                                      $24,778                 $ 9,316
       Interest cost                                         400                      --
       Expected return on plan assets                         --                      --
       Amortization of net transition amount                  --                      --
       Amortization of prior service cost                     --                      --
       Amortization of unrecognized (gain)/loss               --                      --
                                                         -------                 -------
       Net periodic pension cost                         $25,178                 $ 9,316
                                                         =======                 =======

                    KID CASTLE INTERNET TECHNOLOGIES LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The net pension amount recognized in the consolidated balance sheet as at December 31, 2001 and 2000 is as follows:

                                                       DECEMBER 31,  DECEMBER 31,
                                                          2001          2000
                                                        --------      --------

  Benefit obligation at beginning of year               $  9,316      $     --
  Translation reserve                                       (503)           --
  Service cost on benefits earned during the period       24,778         9,316
  Member contributions                                        --            --
  Interest cost                                              400            --
  Actuarial (gain)/loss                                    7,668            --
  Benefits paid                                               --            --
                                                        --------      --------
  Benefit obligation at end of year                     $ 41,659      $  9,316
                                                        ========      ========


NOTE 25 - RETIREMENT PLANS - CONTINUED

Changes in plan assets are as follows:

                                                                     DECEMBER 31,  DECEMBER 31,
                                                                        2001          2000
                                                                      --------      --------

Fair value of plan assets at beginning of year                        $     --      $     --
Actual return on plan assets                                                --            --
Employer contribution                                                       --            --
Employee contribution                                                       --            --
Benefits paid                                                               --            --
                                                                      --------      --------
Fair value of plan assets at end of year                              $     --      $     --
                                                                      ========      ========

Funded status                                                         $(41,659)     $ (9,316)
Unrecognized net transition amount                                          --            --
Unrecognized prior service cost                                             --            --
Unrecognized net actuarial (gain)/loss                                   7,668            --
                                                                      --------      --------
Net amount recognized                                                 $(33,991)     $ (9,316)
                                                                      ========      ========

Amounts recognized in the consolidated balance sheet consists of:

Prepaid pension cost                                                  $     --      $     --
Accrued pension cost                                                   (33,991)       (9,316)
Intangible asset                                                            --            --
Accumulated other comprehensive income                                      --            --
                                                                      --------      --------
Net amount recognized                                                 $(33,991)     $ (9,316)
                                                                      ========      ========

                    KID CASTLE INTERNET TECHNOLOGIES LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Actuarial assumptions used:

                                                          DECEMBER 31,  DECEMBER 31,
                                                              2001         2000
                                                              ----         ----

Discount rate                                                  4.5%           6%
Salary increase rate                                             3%           3%
Expected return on plan assets                                 N/A          N/A

The Group also makes defined contributions to a retirement benefits plan for its employees in the PRC in accordance with local regulations. The contributions made by the Group in respect of the year ended December 31, 2001 was insignificant. No contributions was made by the Group for the year ended December 31, 2000 as it had no employees in the PRC for that year.


NOTE 26 - RESTRICTIONS ON RETAINED EARNINGS IN TAIWAN

The Articles of Incorporation of the Company stipulate that after tax earnings shall first offset cumulative losses and 10% of the remainder be set aside as legal reserve. The rest may be distributed as dividends or according to the distribution proposal presented by the Board of Directors to the stockholders at the annual stockholders' meeting.

The appropriation of legal reserve as shown on the consolidated statement of stockholders' equity is set aside based on the local statutory financial statements of the Company.


NOTE 27 - SUBSEQUENT EVENTS

Subsequent to December 31, 2001, the following group restructuring has taken place:

A wholly-owned subsidiary of the Company, Premier, which held the entire issued common stock of Higoal has been removed from the Group. Thereafter, the Company became an immediate holding company of Higoal.

On September 18, 2002, Higoal issued 11,880,000 common stock to the Company's stockholders in exchange of 100% of the issued and fully paid up 11,880,000 common stock of the Company. As a result of the restructuring, the Company is now a wholly-owned subsidiary of Higoal. This transaction was a reorganization as there was no change in the stockholders of the Company and Higoal before and after the transaction.

Pursuant to an exchange agreement effective on October 1, 2002, Kid Castle Educational Corporation ("KCEC"), formerly King Ball International Technology Corporation, agreed to issue to the stockholders of Higoal 11,880,000 authorized but unissued shares of common stock of KCEC in exchange of 100% of the issued and fully paid up capital of Higoal.

                    KID CASTLE INTERNET TECHNOLOGIES LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As a result of the acquisition, the former stockholders of Higoal hold a majority interest in the combined entity of KCEC. Generally accepted accounting principles require in certain circumstances that a company whose stockholders retain the majority voting interest in the combined business to be treated as the acquirer for financial reporting purposes. Accordingly, the acquisition has been accounted for as a "reverse acquisition" whereby Higoal is deemed to have purchased KCEC. However, KCEC remains the legal entity and the Registrant for Securities and Exchange Commission reporting purposes.

                       KID CASTLE EDUCATIONAL CORPORATION

            (FORMERLY KING BALL ENTERTAINMENT TECHNOLOGY CORPORATION)

                        FINANCIAL STATEMENTS (UNAUDITED)

                               SEPTEMBER 30, 2002

                           HIGOAL DEVELOPMENTS LIMITED
                         PART I - FINANCIAL INFORMATION

                    ITEM 1. CONSOLIDATED FINANCIAL STATEMENTS

                                      Index

                                                                                                    Page
                                                                                                    ----
Consolidated Balance Sheet                                                                          F-ii
Consolidated Statements of Operations                                                               F-iii
Consolidated Statements of Comprehensive Loss/Income                                                F-iv
Consolidated Statements of Cash Flows                                                               F-v
Notes to Consolidated Financial Statements                                                          F-vi

                           HIGOAL DEVELOPMENTS LIMITED
                           CONSOLIDATED BALANCE SHEET

(Expressed in US Dollars)

                                                    SEPTEMBER 30,
                                                        2002
                                                     -----------
                                                     (UNAUDITED)
ASSETS
CURRENT ASSETS
  Cash and bank balances                             $   100,040
  Bank fixed deposits - pledged                          114,170
  Accounts receivable, net                             2,134,461
  Inventories, net (Note 3)                              924,331
  Other receivables (Note 4)                             765,549
  Prepayments and other current assets (Note 5)          366,793
  Deferred income tax assets                           1,014,002
                                                     -----------
TOTAL CURRENT ASSETS                                   5,419,346
Deferred income tax assets                                72,247
Long-term investment                                      14,360
Interest in an associate (Note 6)                        307,840
Amount due from stockholder/director (Note 7)            117,549
Property, plant and equipment, net                     1,724,420
Intangible assets, net of amortization (Note 8)        1,163,618
Deposits paid                                             92,210
Total assets                                         $ 8,911,590
                                                     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities

  Accounts payable                                   $ 1,648,809
  Accrued expenses                                       310,896
  Amounts due to stockholders (Note 9)                   602,378
  Bank borrowings - maturing within one year           1,365,763
  Other payables                                         209,186
  Receipts in advance (Note 10)                        1,554,719
  Income taxes payable                                   109,145
                                                     -----------
TOTAL CURRENT LIABILITIES                              5,800,896

Bank borrowings - maturing after one year                618,472
Deposits received                                        443,711
Provision for pension fund                                73,514
TOTAL LIABILITIES                                      6,936,593
                                                     -----------

Stockholders' equity
  Common stock, par value US$0.3 per share:
    160,000,000 shares authorized;
    11,880,000 shares issued and outstanding           3,564,000
  Additional paid-in capital                           1,294,901
  Legal reserve                                           30,642
  Translation reserve                                   (177,043)
  Accumulated deficits                                (2,737,503)
                                                     -----------
                                                       1,974,997
                                                     -----------
Total liabilities and stockholders' equity           $ 8,911,590
                                                     ===========

     See accompanying notes to consolidated unaudited financial statements.

                           HIGOAL DEVELOPMENTS LIMITED
                      CONSOLIDATED STATEMENTS OF OPERATIONS

(Expressed in US Dollars)

                                            Three Months Ended                    Nine Months Ended
                                              September 30,                         September 30,
                                     ------------------------------       ------------------------------
                                         2002               2001               2002               2001
                                     ------------       -----------       ------------       -----------
                                      (Unaudited)        (Unaudited)        (Unaudited)       (Unaudited)
REVENUE
sales of goods                       $  1,935,374       $ 2,113,289       $  4,542,775       $ 4,500,634
franchising income                        375,138           213,325            589,850           433,770
                                     ------------       -----------       ------------       -----------
                                        2,310,512         2,326,614          5,132,625         4,934,404
                                     ------------       -----------       ------------       -----------
OPERATING COST
cost of goods sold                     (1,318,261)         (609,651)        (2,343,911)       (1,937,109)
cost of servicing                         (25,814)          (35,055)          (280,089)         (211,144)
                                     ------------       -----------       ------------       -----------

                                       (1,344,075)         (644,706)        (2,624,000)       (2,148,253)
                                     ------------       -----------       ------------       -----------

Gross profit                              966,437         1,681,908          2,508,625         2,786,151

OTHER OPERATING INCOME                     70,618            77,593            301,373           336,851

ADVERTISING COSTS                        (111,843)           (5,212)          (174,705)          (56,441)

Other operating expenses               (1,157,896)         (932,211)        (3,145,836)       (2,797,433)
                                     ------------       -----------       ------------       -----------

(LOSS)/PROFIT FROM OPERATIONS            (232,684)          822,078           (510,543)          269,128

Interest income                               875               164              4,530             1,671

Interest expenses                         (79,839)          (24,766)          (199,711)          (82,779)

Share of profit of an associate             2,263                --              6,790                --
                                     ------------       -----------       ------------       -----------

(Loss)/profit before
income taxes                             (309,385)          797,476           (698,934)          188,020

Income taxes                               62,656          (173,052)           136,648           (39,709)
                                     ------------       -----------       ------------       -----------

Net (loss)/profit after
Income taxes                         $   (246,729)      $   624,424       $   (562,286)      $   148,311
                                     ============       ===========       ============       ===========

(Loss)/earnings per share
- basic and diluted                  $     (0.021)      $     0.072       $     (0.047)      $     0.017
                                     ============       ===========       ============       ===========

Weighted average number
of common shares
outstanding for calculation
of basic and diluted loss/
earnings per share                     11,880,000         8,640,000         11,880,000         8,640,000
                                     ============       ===========       ============       ===========

     See accompanying notes to consolidated unaudited financial statements.

                           HIGOAL DEVELOPMENTS LIMITED
             CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS)/INCOME

(Expressed in US Dollars)

                                     Three Months Ended               Nine Months Ended
                                        September 30,                  September 30,
                                 -------------------------       -------------------------
                                    2002            2001            2002           2001
                                 (Unaudited)     (Unaudited)     (Unaudited)     (Unaudited)
                                 ---------       ---------       ---------       ---------
Net (loss)/income                $(246,729)      $ 624,424       $(562,286)      $ 148,311

OTHER COMPREHENSIVE
  INCOME/(LOSS)
Foreign currency
Translation adjustment             (42,560)        (26,893)          5,991         (61,701)
                                 ---------       ---------       ---------       ---------

COMPREHENSIVE (LOSS)/INCOME      $(289,289)      $ 597,531       $(556,295)      $  86,610
                                 =========       =========       =========       =========

     See accompanying notes to consolidated unaudited financial statements.

                           HIGOAL DEVELOPMENTS LIMITED

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in US Dollars)

                                                             Nine Months Ended September 30,
                                                            -------------------------------
                                                                2002                2001
                                                            -----------         -----------
                                                             (Unaudited)         (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)/profit                                           $  (562,286)        $   148,311
Adjustments to reconcile net (loss)/profit to net cash
used in operating activities
Depreciation of property, plant and equipment                    68,165              59,573
Loss on disposal of property, plant and equipment                    --              15,606
Share of profit of an associate                                  (6,790)                 --
Allowance for doubtful debts                                    136,543              43,605
Allowance for obsolete inventories                               48,320             663,290
Amortization of intangible assets                               117,577             117,704
Non-cash compensation for directors' salaries                        --              80,333
(Increase)/decrease in:
Accounts receivable                                          (1,070,783)         (1,570,365)
Inventories                                                    (136,850)           (815,811)
Other receivables                                               373,092            (555,831)
Prepayments and other current assets                            172,665            (560,267)
Deferred income tax assets                                     (246,916)           (269,796)
Deposits paid                                                     8,584              (7,462)
Increase/(decrease) in:
Accounts payable                                                158,131             207,693
Accrued expenses                                                (47,509)             70,848
Other payables                                                   53,843               4,317
Receipts in advance                                             514,054             207,017
Income taxes payable                                           (146,306)            309,584
Deposits received                                               127,974             202,321
Provision for pension cost                                       39,807              19,637
                                                            -----------         -----------

NET CASH USED IN OPERATING ACTIVITIES                          (398,685)         (1,629,693)
                                                            -----------         -----------
Cash flows from investing activities
Purchase of property, plant and equipment                       (78,618)                 --
Amount due from stockholder/director                            (39,161)                 --
Bank fixed deposits - pledged                                    23,349                  --
Purchase of long term investment                                     --             (14,877)
Purchase of business, net of cash acquired                           --            (438,530)
                                                            -----------         -----------
Net cash used in investing activities                           (94,430)           (453,407)
                                                            -----------         -----------

     See accompanying notes to consolidated unaudited financial statements.

                           HIGOAL DEVELOPMENTS LIMITED
                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

(Expressed in US Dollars)

                                                       Nine Months Ended September 30,
                                                      --------------------------------
                                                         2002                  2001
                                                      (Unaudited)          (Unaudited)
Cash flows from financing activities
Repayment of mortgage loan                            $ (38,103)           $        --
Proceeds from bank term loans and overdraft              18,845                324,420
Repayment of capital element of capital leases          (28,523)               (25,456)
Amounts due to stockholders                             608,671                     --
Proceeds from issuance of common stock                       --              1,800,060
                                                      ---------            -----------

Net cash provided by financing activities               560,890              2,099,024
                                                      ---------            -----------
Net increase in cash and cash equivalents                67,775                 15,924

Effect of exchange rate changes on cash
and cash equivalents                                       (577)                (1,104)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR           32,842                 16,973
                                                      ---------            -----------
Cash and cash equivalents at end of year              $ 100,040            $    31,793
                                                      =========            ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid                                         $ 210,128            $    91,252
Income taxes paid                                       254,116                     --
                                                      =========            ===========


Supplemental disclosure of significant non-cash transactions:

During the nine months ended September 30, 2001, the Group purchased an associate for $300,000 to be satisfied by provision of services to the associate.

     See accompanying notes to consolidated unaudited financial statements.

                           HIGOAL DEVELOPMENTS LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Kid Castle Internet Technologies Limited ("KCIT") was incorporated on December 17, 1999 under the provisions of the Company Law of the Republic of China ("Taiwan") as a limited liability company which was originally named as Wonderland Internet Technologies Limited. KCIT is engaged in the business of children education focusing on the English language. The business comprises publication, sales and distribution of related books, magazines, audio and video tapes and compact disc, franchising and sales of merchandises complementary to the business.

KCIT commenced operations in April 2000 when it acquired the above business from a related company, Kid Castle Enterprises Limited ("KCE") which was owned by two directors and stockholders of Higoal Developments Limited (the "Company").

On March 9, 2001, KCIT incorporated a wholly-owned subsidiary, Premier Holding Investment Property Limited ("Premier") incorporated in the British Virgin Islands, which held the entire common stock of the Company incorporated in the Cayman Islands on March 8, 2001. On September 10, 2001, the Company established a wholly owned subsidiary, Kid Castle Educational Software Development Company Limited ("KCES") in the People's Republic of China (the "PRC"). The Company, KCIT and their subsidiaries collectively are referred to as the Group. The Group principally operates in Taiwan and is expanding its operations in the PRC.

During the period ended September 30, 2002, KCIT has undertaken a series of group restructuring. The wholly-owned subsidiary of KCIT, Premier, which held the entire issued common stock of the Company has been removed from the Group. Thereafter, KCIT became an immediate holding company of the Company.

On September 18, 2002, the Company issued 11,880,000 common stock to the stockholders of KCIT in exchange of 100% of the issued and fully paid up 11,880,000 common stock of KCIT. As a result of this restructuring, KCIT is now a wholly-owned subsidiary of the Company. This transaction was a reorganization as there was no change in the stockholders of the Company and KCIT before and after the transaction. The historical consolidated financial statements prior to September 18, 2002 are those of KCIT.

As discussed in Note 11 headed "Subsequent Events" to the financial statements, pursuant to an exchange agreement effective on October 1, 2002, Kid Castle Educational Corporation ("KCEC"), formerly King Ball International Technology Limited Corporation, agreed to issue to the stockholders of the Company 11,880,000 authorized but unissued shares of common stock of KCEC in exchange of 100% of the issued and fully paid up capital of the Company.

                           HIGOAL DEVELOPMENTS LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


As a result of the acquisition, the former stockholders of the Company hold a majority interest in the combined entity of KCEC. Generally accepted accounting principles require in certain circumstances that a company whose stockholders retain the majority voting interest in the combined business to be treated as the acquirer for financial reporting purposes. Accordingly, the acquisition has been accounted for as a "reverse acquisition" whereby the Company is deemed to have purchased KCEC. However, KCEC remains the legal entity and the Registrant for Securities and Exchange Commission reporting purposes.

NOTE 2 - BASIS OF PRESENTATION

The accompanying financial data as of September 30, 2002 and for the three months ended and the nine months ended September 30, 2002 and 2001 have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the financial statements and the notes thereto included in KCIT's audited annual financial statements for the year ended December 31, 2001.

The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

In the opinion of Management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position as of September 30, 2002 and the results of operations for the three months ended and the nine months ended September 30, 2002 and 2001, have been made. The results of operations for the three months ended and the nine months ended September 30, 2002 and 2001 are not necessarily indicative of the operating results for the full year.

                           HIGOAL DEVELOPMENTS LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - INVENTORIES

                                               September 30,
                                                   2002
                                              -------------
                                                (Unaudited)

Work in progress                              $    34,045
Finished goods and other merchandises           3,052,934
                                              -------------

                                                3,086,979

Less: Allowance for obsolete inventories       (2,162,648)
                                              -------------
                                              $   924,331
                                              =============


NOTE 4 - OTHER RECEIVABLES

                                                                   September 30,
                                                                       2002
                                                                   -------------
                                                                   (Unaudited)
Tax paid on behalf of landlord                                       $    754
Advances to staff                                                      78,573
Penalties receivable                                                   22,890
Other receivables                                                     210,057
                                                                   -------------
Third parties                                                         312,274
Amount due from a related company - KCE (note i)                      222,823
Amount due from an associate - Global International
Education Investment Ltd. (note ii)                                   230,452
                                                                   -------------
                                                                     $765,549
                                                                   =============

Notes:

The amount due from KCE is unsecured, carries interest at 2% per annum and has no fixed repayment term.

The amount due from Global International Education Investment Ltd. is unsecured, carries interest at 6% per annum and has no fixed repayment term.

                           HIGOAL DEVELOPMENTS LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - PREPAYMENTS AND OTHER CURRENT ASSETS

                       September 30,
                            2002
                       -------------
                        (Unaudited)
Prepayments             $   29,997
Temporary payments         336,542
Others                         254
                       -------------
                        $  366,793
                       =============



NOTE 6 - INTEREST IN AN ASSOCIATE

                                                    September 30,
                                                       2002
                                                    -----------
                                                    (Unaudited)
Global International Education Investment Ltd.
("Global International")
Investment cost                                     $   300,000
Translation adjustment                                    1,120
Share of profit                                           6,720
                                                    -----------
                                                    $   307,840
                                                    ===========

On May 16, 2001, the Group entered into an agreement with other subscribers of Global International, a company incorporated in the British Virgin Islands which is principally engaged in operation of kindergartens and schools under the franchise of the Group in the PRC, whereby the Group is required to be responsible for the management and operation of Global International's English-teaching schools. In return, six shares of common stock valued at $50,000 each of Global International were allotted to the Group. As the six shares of common stock account for 15% equity interest in Global International and the chairman of the Group has been appointed as one of the members of the board of directors of Global International it has been determined that the Group has significant influence and should therefore account for its interest on the equity method.

The cost of investment in Global International is accounted for in the financial statements based on the amount of the cash per share that was contributed by the other investors.

Global International was at initial stage of operation during the nine months ended September 30, 2001 and did not have significant results for that period.

                           HIGOAL DEVELOPMENTS LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 7 - AMOUNT DUE FROM STOCKHOLDER/DIRECTOR

The balance represents an amount due from a stockholder and officer of the Company. The amount was loaned to the officer to finance his individual investment in Global International. The loan is unsecured, carries interest at 6% per annum and has no fixed payment term, however, the Company expects it to be repaid in full in 2003.

NOTE 8 - INTANGIBLE ASSETS

                                            September 30,
                                               2002
                                            -----------
                                            (Unaudited)
GROSS CARRYING AMOUNT
Franchise                                   $   977,108
Copyrights                                      574,383
                                            -----------
                                              1,551,491
                                            -----------
LESS: ACCUMULATED AMORTIZATION
Franchise                                      (244,277)
Copyrights                                     (143,596)
                                            -----------
                                               (387,873)
                                            -----------
                                            $ 1,163,618
                                            ===========

Amortization charged to operations was $117,577 for the nine months ended September 30, 2002.

The estimated aggregate amortization expenses for each of the five succeeding fiscal years are as follows:

2003                                                   $156,769
2004                                                    156,769
2005                                                    156,769
2006                                                    156,769
2007                                                    156,769
                                                       --------
                                                       $783,845
                                                       ========

NOTE 9 - AMOUNTS DUE TO STOCKHOLDES

The amounts due to stockholders are unsecured, carry interest at 25% per annum and have no fixed repayment terms.

                           HIGOAL DEVELOPMENTS LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 10 - RECEIPTS IN ADVANCE

The balance comprises:

                                                                              September 30,
                                                  Notes                           2002
                                                                             -------------
                                                                             (Unaudited)
Sales deposits received                            (i)                         $287,242
Franchising income received                        (ii)                         755,918
Subscription fees received                        (iii)                         511,559
                                                                             -------------
                                                                             $1,554,719
                                                                             =============

Notes:

The balance represents receipts in advance from customers for goods sold to them.

The balance mainly represents franchising income received in advance which is attributable to the periods after the respective year end dates.

The balance represents subscription fees received in advance for subscription of magazines published by the Group.

NOTE 11 - SUBSEQUENT EVENTS

Pursuant to an exchange agreement effective on October 1, 2002, Kid Castle Educational Corporation ("KCEC"), formerly King Ball International Technology Corporation, agreed to issue to the stockholders of the Company 11,880,000 authorized but unissued shares of common stock of KCEC in exchange of 100% of the issued and fully paid up capital of the Company.

As a result of the acquisition, the former stockholders of the Company hold a majority interest in the combined entity of KCEC. Generally accepted accounting principles require in certain circumstances that a company whose stockholders retain the majority voting interest in the combined business to be treated as the acquirer for financial reporting purposes. Accordingly, the acquisition has been accounted for as a "reverse acquisition" whereby the Company is deemed to have purchased KCEC. However, KCEC remains the legal entity and the Registrant for Securities and Exchange Commission reporting purposes.